      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     WHOLESALE AUTO RECEIVABLES CORPORATION
                  (ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                   38-3082709
                                I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER

                            CORPORATION TRUST CENTER
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302-658-7851)
                            ------------------------

                               AGENT FOR SERVICE
                    JEROME B. VAN ORMAN JR., VICE PRESIDENT
                     WHOLESALE AUTO RECEIVABLES CORPORATION
       3044 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202 (313-556-1508)

                                WITH A COPY TO:
                      ROBERT L. SCHWARTZ, GENERAL COUNSEL
                     WHOLESALE AUTO RECEIVABLES CORPORATION
               3031 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
  OF SECURITIES TO         AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
    BE REGISTERED           REGISTERED            PER UNIT(2)              PRICE(1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Asset-Backed Term
  Notes..............     $4,000,000,000              100%              $4,000,000,000           $1,112,000
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of registration fee.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429 OF THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND INCLUDES ALL THE INFORMATION CURRENTLY REQUIRED IN A PROSPECTUS RELATING TO THE SECURITIES COVERED BY REGISTRATION STATEMENT NO. 33-50323 PREVIOUSLY FILED BY THE REGISTRANT.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 2, 1999

SUPERIOR WHOLESALE INVENTORY FINANCING TRUSTS
Asset Backed Term Notes

WHOLESALE AUTO RECEIVABLES CORPORATION
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer
YOU SHOULD CONSIDER
CAREFULLY THE RISK FACTORS
BEGINNING ON PAGE 6 IN THIS
PROSPECTUS.
The Term Notes of any
series represent
obligations of the related
Trust only. The Notes
issued by any Trust do not
represent obligations of or
interests in, and are not
guaranteed by Wholesale
Auto Receivables
Corporation, General Motors
Acceptance Corporation or
any of their affiliates.
This prospectus may be used
to offer and sell Term
Notes only if accompanied
by a prospectus supplement.
                                 EACH TRUST--
                                 - will issue one or more series of Term Notes,
                                   which will be described in a prospectus
                                   supplement;
                                 - will own a revolving pool of wholesale
                                   automotive receivables generated by a
                                   portfolio of floor plan financing agreements with retail automotive dealers; and
                                 - will also issue one or more series of
                                   Revolving Notes and one or more classes of Certificates, but these Revolving Notes and Certificates will not be sold under this prospectus.
                                 THE TERM NOTES--
                                 - will represent indebtedness of the related
                                   Trust;
                                 - will be paid only from the assets of the
                                   Trust and amounts on deposit in the related
                                   Reserve Funds;
                                 - will represent the right to payments in the
                                   amounts and at the times described in the related prospectus supplement; and
                                 - will benefit from one or more forms of credit
                                   enhancement.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE TERM NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            [               ], 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the Term Notes in two separate documents:

          (1) this prospectus, which provides general information and terms of the Term Notes, some of which may not apply to a particular series of Term Notes, including your series.

          (2) the accompanying prospectus supplement, which will provide information regarding the pool of receivables held by the Trust and will specify the terms of your series of Term Notes.

     IF THE TERMS OF YOUR SERIES OF TERM NOTES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Term Notes in any state where the offer is not permitted. We do not claim that the information in this prospectus and the accompanying prospectus supplement is accurate on any date other than the dates stated on their respective covers.

     You can find definitions of the capitalized terms used in this prospectus under the caption "Glossary of Terms" which appears at the end of this prospectus.

                                SUMMARY OF TERMS

     - This Summary of Terms highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Term Notes, read this entire document and the accompanying prospectus supplement carefully.

THE PARTIES

Issuer/Trust

Each Superior Wholesale Inventory Financing Trust will be a Delaware business trust formed by the Seller and the Owner Trustee. The Trust will issue the Term Notes. The Trust will operate under a Trust Sale and Servicing Agreement.

Seller

Wholesale Auto Receivables Corporation, a wholly-owned subsidiary of GMAC, will be the Seller for the Trust.

Servicer

GMAC, a wholly-owned subsidiary of General Motors Corporation, will be the Servicer for the Trust.

Indenture Trustee

The Indenture Trustee will be specified in the prospectus supplement.

Owner Trustee

The Owner Trustee will be specified in the prospectus supplement.

SECURITIES ISSUED BY A TRUST

Term Notes

Each Trust will issue one or more series of asset backed Term Notes. Each Trust may issue additional Term Notes from time to time after the initial offering of Term Notes. Each series of Term Notes will have a stated principal amount and will pay interest at a specified rate or rates. Each series of Term Notes will have its own interest rate, which may be fixed, variable, contingent or adjustable or any combination of these characteristics. The prospectus supplement will specify the interest rate or the method for determining the interest rate.

Other Securities

Each Trust will also issue Revolving Notes and Certificates, but those securities will not be offered or sold under this prospectus. We use the term "NOTES" to mean the Term Notes and the Revolving Notes issued by a Trust. We use the term "SECURITIES" to mean the Notes and the Certificates issued by a Trust.

Subordination

The Certificates will be subordinated to the Term Notes and the Revolving Notes. Term Notes may be either senior or equal in priority to Revolving Notes.

Each Trust may also issue subordinated Term Notes, which would be subordinated to all other classes of Term Notes and Revolving Notes. The relative priority of the Term Notes, the Revolving Notes and the Certificates will be described in the prospectus supplement.

PAYMENTS ON THE SECURITIES

Interest

The Trust will pay interest on the Term Notes monthly, or with such other frequency as is specified in the prospectus supplement. The sources of funds which the Trust will use to pay interest will be specified in the prospectus supplement. Typically, such sources will include:

- interest collections on the Receivables

- swap payments received by the Trust

- servicer advances

- available credit enhancement

Principal

Ordinarily, principal payments on Term Notes will occur on one or more planned dates specified in the prospectus supplement. The sources of funds which the Trust will use to pay principal will be specified in the prospectus supplement. Typically, these sources will include:

- all or a portion of the principal collections on the Receivables

- servicer advances

- interest collections remaining after interest payments

- available credit enhancement

The prospectus supplement will also specify the manner in which the Trust will apply available funds toward principal payments on the Term Notes. Among the possible ways are the following:

- a single targeted final payment date, on which all principal is repaid at once

- a controlled amortization period, in which a predetermined amount of principal is repaid on each planned payment date until all principal has been repaid

- an index amortization period, in which the amount of principal that is repaid is determined by reference to an index

However, it is possible that principal payments will begin earlier than the planned date or dates specified in the prospectus supplement. Upon the occurrence of an early amortization event, the Trust will apply all available funds to the repayment of the outstanding principal and interest on the Term Notes and the other Securities issued by the Trust (unless the prospectus supplement provides that such funds will be set aside for the benefit of the Term Notes but not paid until a later date). This type of event will likely result in repayment of principal on the Term Notes earlier than the planned date or dates.

ASSETS OF THE TRUST

The primary assets of each Trust will be a revolving pool of wholesale receivables arising under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors. These agreements are lines of credit which dealers use to purchase their inventory of new and used motor vehicles manufactured by General Motors and others. We refer to the dealers' obligations under these agreements as "RECEIVABLES."

The Receivables in each Trust will be sold by GMAC to the Seller, and then by the Seller to the Trust. The Trust will grant a security interest in the Receivables and the other Trust property to the Indenture Trustee on behalf of the Noteholders. The Trust property will also include:

- Security interests in the collateral securing the dealers' obligation to pay the Receivables, which will include vehicles and which may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

- A basis swap or swaps;

- Amounts held on deposit in any Reserve Fund established for the Trust or in other trust accounts maintained for the Trust;

- Any recourse GMAC has against the dealers under the floor plan financing agreements;

- Certain rights of the Seller under its purchase agreement with GMAC; and

- Any additional property, or exclusions of the foregoing types of property, described in the prospectus supplement.

As new Receivables arise, they will ordinarily be transferred to the Trust on a daily basis. At the same time, prior to the planned date on which funds will first be set aside for payments on Term Notes, the Trust will ordinarily pay principal collections on Receivables back to the Seller, or else the Trust will apply the principal collections to pay down the principal balance on the Revolving Notes. The Trust could also retain principal collections and invest them in eligible investments, if sufficient new Receivables were not available.

However, if an event occurs with respect to the Term Notes that is specified in the prospectus supplement to be a cash accumulation event, the Trust will retain all or a substantial portion of principal collections, even though new Receivables are available to the Trust. Rather than transfer these principal collections to the Seller or use them to repay the Revolving Notes or other series of Term Notes, the Trust will instead invest them in eligible investments in a cash accumulation account dedicated to the Term Noteholders. The Trust will continue to invest these funds in eligible investments until the planned date or dates for repayment of the Term Notes, or until any sooner repayment following the occurrence of an early amortization event that requires repayment of the Term Notes.

SERVICING FEES

For each series of Notes, the Trust will pay the Servicer a set monthly fee as compensation for servicing the Receivables.

TAX STATUS

In the opinion of Kirkland & Ellis, special tax counsel, the Term Notes will be characterized as indebtedness for Federal income tax purposes.

Each Term Noteholder, by the acceptance of a Term Note, will agree to treat the Term Notes as indebtedness for federal, state and local income and franchise tax purposes.

See "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences" in this prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 may purchase the Term Notes and any subordinated Term Notes that a Trust may issue. An employee benefit plan should consult with its counsel before purchasing the Term Notes.

RATINGS

- All Term Notes will be rated as investment grade securities by at least one nationally recognized rating agency.

- The prospectus supplement will describe any further required ratings for the Term Notes.

- We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement.

- A Note rating is not a recommendation to buy the Term Notes. The rating considers only the likelihood that the Trust will pay interest on time and will ultimately pay principal. The rating does not consider either the Term Notes' price, their suitability to a particular investor, or the timing of principal payments.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Securities.

RISK OF UNCOLLECTIBLE
RECEIVABLES DUE TO PRIORITY
OF
OTHER PARTIES' LIENS ON
RECEIVABLES                     GMAC and the Seller will file financing
                                statements with respect to each pool of
                                Receivables sold to a Trust. The financing statements will perfect the security interests of the Seller and the Trust in the pool of Receivables. However, GMAC will serve as the custodian of the Receivables and will not physically segregate or mark the Receivables to indicate that they have been sold to the Trust.
                                See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables and Collateral
                                Security" in this prospectus.

                                If another party purchases or takes a security interest in the Receivables (1) for value, (2) in the ordinary course of business and (3) without actual knowledge of the Seller's or the Trust's interest, that purchaser or secured party will acquire an interest in the Receivables superior to the Trust's interest. If the proceeds of the sale or lease of a previously secured vehicle include chattel paper (such as most retail instalment contracts), then a party who buys that chattel paper may have an interest in the Receivable that is senior to the Trust's interest. This may result in delay or reduction of payments on the Term Notes. See "Certain Legal Aspects--Transfer of Receivables" in this prospectus.

RISK OF UNCOLLECTIBLE
RECEIVABLES DUE TO SALES OUT
OF
TRUST Dealers who purchase financed vehicles give GMAC a security interest in those vehicles. When the financed vehicle is sold or leased, GMAC's security interest in the vehicle will generally terminate. If the dealer who sold or leased the vehicle fails to pay GMAC the amount owed on the Receivable, that vehicle will no longer serve as security for the Receivable. This may impair GMAC's ability to collect the Receivable, in which case you might experience reductions or delays in payments on your Term Notes.

POSSIBLE REDUCTIONS AND
DELAYS IN PAYMENTS DUE TO
BANKRUPTCY OF GMAC              If GMAC filed for bankruptcy under the federal
                                bankruptcy code or any state insolvency laws, a court may (1) consolidate the assets and liabilities of GMAC with those of the Seller,
                                (2) decide that the sale of the Receivables to the Seller was not a "true sale" or (3) disallow a transfer of Receivables prior to the bankruptcy. Thus, the Receivables might become part of GMAC's bankruptcy estate, in which case you might experience reductions or delays in payments on your Term Notes. In addition, tax or other liens might have priority over the Trust's interest. See "Certain Legal

                                Aspects--Certain Matters Relating to Bankruptcy" in this prospectus.

                                In addition, if GMAC or General Motors filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, the GM-franchised dealers who are obligated to make payments on the Receivables might respond by delaying or withholding payments on the Receivables, even without legal or contractual justification. As a result you might experience reductions or delays in payments on your Term Notes.

THE TRUST IS DEPENDENT ON
GMAC TO GENERATE NEW
RECEIVABLES                     GMAC generates Receivables when GM-franchised
                                dealers finance their wholesale automobile purchases through GMAC. GMAC has in the past provided financial assistance to dealers, including capital contributions in the form of minority equity investments. The Trust depends upon GMAC to generate new Receivables to meet the Trust's obligations to pay interest and principal on the Securities GMAC does not guarantee that it will continue to generate
                                Receivables at historical rates. The following events could negatively impact GMAC's ability to generate new Receivables:

                                - A decline in the manufacture and sale of GM automobiles and light trucks due to an economic downturn, a labor disruption, competitive pressure, or any other factors

                                -  A change in GM's vehicle distribution
                                   practices

                                -  A change in dealer inventory management
                                   practices

                                - A change in the interest rates charged by GMAC to dealers

                                - A change in the amounts of the credit lines offered by GMAC to dealers

                                - A change in the terms offered by GMAC to dealers

                                -  Defaults on accounts by dealers

                                -  Termination of dealer franchises

                                -  Dealers filing for bankruptcy

                                - A change in other financial support offered by GMAC to dealers

                                - Seasonal fluctuations in the sale and leasing of vehicles

                                To the extent that GMAC generates new
                                Receivables at a lower rate than it has done in the past, you might experience reductions or delays in payments on your Term Notes.

                                In the event of dealer franchise termination, GM is obligated to repurchase most new vehicles from the dealer. If GMAC or another creditor forecloses on a dealer's property, GM has the option, but not the obligation, to repurchase the dealer's new, current model, undamaged vehicles at invoice price. If GM exercises this option, then the proceeds of the purchase will generally be available to pay on the Receivables.

THE TRUST'S SOURCE OF FUNDS
TO
MAKE PAYMENTS IS GENERALLY
LIMITED TO COLLECTIONS FROM
DEALERS The Trust's ability to make payments on the Term Notes generally depends on collections from dealers on the Receivables. The prospectus supplement will describe past patterns of dealer payments on similar Receivables. However, we do not guarantee that dealers will pay on the Receivables at the same rate as in the past or in any particular pattern.

                                The timing of the sale and lease of vehicles is uncertain. It depends on many economic and social factors that are beyond the control of GMAC, the Seller and the Trust. Sales incentive programs and financing incentive programs of General Motors and other vehicle manufacturers also affect the sale and lease of vehicles.

                                If the dealers' ability to pay on the
                                Receivables declines for whatever reason, you might experience reductions or delays in payments on your Term Notes.

IN LIMITED CIRCUMSTANCES
GMAC MAY BE REQUIRED TO
REPURCHASE RECEIVABLES;
GMAC AND THE SELLER DO NOT
GUARANTEE PAYMENTS ON THE
RECEIVABLES OR THE TERM NOTES   GMAC, the Seller and their respective affiliates
                                are generally not obligated to make any payments to you with respect to your Term Notes and do not guarantee payments on the Receivables or your Term Notes. However, GMAC will make representations and warranties with respect to the characteristics of the Receivables and such representations and warranties will then be assigned to the Trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable
                                Receivables from the Trust.

                                If GMAC fails to repurchase such Receivables, you might experience reductions or delays in payments on your Term Notes.

THE TRUST ASSETS ARE LIMITED
TO THE RECEIVABLES AND ANY
FORMS OF CREDIT ENHANCEMENT     No Trust will have any significant assets or
                                sources of funds other than its Receivables, its rights in any Reserve Fund, or other rights or credit enhancements as specified in the related prospectus supplement. The Term Notes will represent interests in the related Trust only.
                                Except as described in the related prospectus supplement, the Term Notes will not be insured or guaranteed by GMAC, the Seller, the Trustee, any of their affiliates or any other person or entity.

                                You must rely primarily on payments on the related Receivables and on the Reserve Fund for repayment of your Term Notes. In addition, you may have to look to the proceeds from the repossession and sale of collateral which secures defaulted Receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience reductions or delays in payments on your Term Notes. See "The Transfer and Servicing Agreements--Liquidity and Credit Support" and "Certain Legal Aspects" in this prospectus.

THE MARKET MAY BE LIMITED
FOR ANY RESALE OF THE TERM
NOTES The underwriters may assist in the resale of the Term Notes, but they are not required to do so. A secondary market for any Term Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Term Notes.

THE RATINGS ON THE TERM
NOTES ARE LIMITED IN SCOPE      The Term Notes for each Trust will be issued
                                only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the Term Notes. The ratings may be revised or withdrawn at any time. Ratings on the Term Notes do not address the timing of distributions of principal on the Term Notes prior to the date specified in the prospectus supplement as the rated final maturity date.

                                  THE SERVICER

     GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services are also offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance and mortgage banking and investment services.

     The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or certain of its subsidiaries and associates, and to acquire from such dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors and other manufacturers' products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and certain types of capital equipment to others.

     GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).

                                   THE SELLER

     Wholesale Auto Receivables Corporation (the "SELLER"), a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 24, 1992. The Seller is organized for the limited purposes of purchasing Receivables from GMAC, transferring such Receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (Tel. No. 302-658-7581).

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws ("INSOLVENCY LAWS") will result in consolidation of the assets and liabilities of the Seller with those of GMAC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). Under certain circumstances, the Seller is required to have at least one director who qualifies under its By-laws as an "Independent Director." In addition, under each Trust Agreement, the Trust (and the Owner Trustee on its behalf) and the related Certificateholders and Certificate Owners, by accepting the related Certificates (or an interest therein), will covenant that they will not, for a period of one year and one day after the termination of the Trust Agreement, institute against the Seller any bankruptcy, reorganization or other preceding under any federal or state bankruptcy or similar law.

                                   THE TRUSTS

GENERAL; THE TRUST ESTATE

     The Seller will establish each Trust by selling, transferring and assigning to each Trust, without recourse, in exchange for the Securities to be issued on the Initial Closing Date specified in the related Prospectus Supplement, the Seller's right, title and interest in, to and under:

     - the Eligible Receivables existing in each of the Accounts in the related Pool of Accounts on the related Initial Cut-Off Date and the Eligible Receivables generated in each Account in the Pool of Accounts from time to time thereafter during the term of the Trust,

     - Collections on such Receivables and

     - the related Collateral Security.

GMAC will retain the Receivables in the Accounts included in the related Pool of Accounts that it does not transfer to the Seller and collections thereon (together with any Receivables and collections thereon repurchased by GMAC from the Seller or the Trust as described herein, the "RETAINED PROPERTY"). Under each Trust Sale and Servicing Agreement, the Seller will also sell, transfer and assign to the related Trust the Seller's rights and remedies under the related Pooling and Servicing Agreement associated with the related Receivables. Unless otherwise specified in the related Prospectus Supplement, the assets of each Trust (the "TRUST ESTATE") will also include one or more interest rate swaps and funds on deposit in certain bank accounts of the Trust.

     Pursuant to each Trust Sale and Servicing Agreement, the Seller will have the right (subject to certain limitations) from time to time to designate Additional Accounts to be included in the related Pool of Accounts and from time to time to designate certain Accounts to be removed from such Pool of Accounts. Once an Account is so designated for removal, or if an Account ceases to be an Eligible Account, the Receivables originated thereafter in such Account will not be transferred to the Trust. See "The Transfer and Servicing Agreements--Addition and Removal of Accounts" in this Prospectus.

     With respect to each Trust and to the extent specified in the related Prospectus Supplement, interest rate cap or swap agreements, cash collateral accounts and other credit, liquidity and other enhancement arrangements may be held by the Owner Trustee or the Indenture Trustee for the benefit of holders of any Securities. Such items may be included as assets of a Trust or may be held outside of a Trust. Arrangements for the benefit of holders of one series or class of Securities of a Trust may not be available to the holders of other series or classes of such Trust.

     The principal offices of each Trust will be specified in the related Prospectus Supplement.

CAPITALIZATION OF THE TRUST

     With respect to each Trust, prior to the Initial Closing Date, the Trust will have no assets or liabilities. No Trust is expected to engage in any activities other than acquiring, managing and holding the related Receivables and other assets contemplated herein and in the related Prospectus Supplement and proceeds therefrom, issuing Securities and making payments and distributions thereon and certain related activities. No Trust is expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

     With respect to each Trust, on the related Initial Closing Date, the Trust is expected to issue one or more series of Term Notes, one or more series of Revolving Notes and one or more classes of Certificates, all as further described herein and in the Prospectus Supplement related to any Term Notes offered hereby. See "The Revolving Notes" and "The Certificates" in this Prospectus. From time to time thereafter, the Trust may issue additional series of Notes and additional Certificates. See "The Transfer and Servicing Agreements--Additional Issuances; Changes in Maximum Revolver Balance" in this Prospectus. The pro forma capitalization of a Trust at the time of the issuance of any Term Notes will be set forth in the related Prospectus Supplement. The Certificates will represent the equity in each Trust. The related Prospectus Supplement will set forth the portion of the Certificates issued on (and, to the extent applicable, since) the related Initial Closing Date. All or a portion of the Certificates may be retained by the Seller or its affiliates or may be sold to third party investors that are unaffiliated with the Seller, GMAC and the Trust.

THE OWNER TRUSTEE

     The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement. An Owner Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Securities will be applied to purchase Receivables from GMAC.

                    THE DEALER FLOOR PLAN FINANCING BUSINESS

GENERAL

     The Accounts are individual lines of credit represented by revolving dealer floor plan financing agreements extended or maintained by GMAC to United States dealers (such lines of credit for all such dealers are referred to collectively as the "U.S. PORTFOLIO"). Funds loaned under such arrangements (known generally as "wholesale" or "floor plan" financing) are used by dealers primarily to finance new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors pending sale or lease to the ultimate customer. In general, each receivable generated in an Account is secured by all vehicles owned by the related dealer and, in some instances, by other collateral security owned by such dealer. GMAC services the U.S. Portfolio through its administrative office located in Detroit, Michigan and through a network of branch offices located throughout the United States.

     General Motors vehicles for which GMAC provides wholesale financing include vehicles manufactured under the Buick, Cadillac, Chevrolet, Oldsmobile, Pontiac, GMC and Saturn trademarks. GMAC also extends credit to dealers affiliated with General Motors dealers that operate franchises for other motor vehicle manufacturers.

     The U.S. Portfolio generally includes two types of credit lines or accounts:

     - credit lines or accounts under which advances are made to finance Vehicles and other vehicles (including medium and heavy duty trucks and off-highway vehicles)

     - credit lines or accounts under which advances may be made to finance Vehicles intended for sale to fleet customers, generally in lots of more than 10 ("FLEET ACCOUNTS")

For purposes of each Trust, Fleet Accounts are not Eligible Accounts and, within an Eligible Account, an advance must be made against a Vehicle and satisfy other criteria to be an Eligible Receivable.

     GMAC categorizes the Vehicles it finances as New Vehicles, Used Vehicles or Auction Vehicles. Currently, New Vehicles consist of Vehicles of any model year that are untitled and generally have been driven less than 200 miles, excluding any Auction Vehicles. In states where demonstration cars must be titled, Vehicles are generally considered New Vehicles if driven less than 200 miles. Used Vehicles consist of Auction Vehicles and Vehicles of any model year which have been previously titled (other than demonstration vehicles described above). The categorization of New Vehicles, Used Vehicles and Auction Vehicles may change in the future based on the practices and policies of GMAC.

CREATION OF RECEIVABLES

     GMAC makes advances to dealers in the U.S. Portfolio in an amount equal to 100% of the wholesale invoice price of New Vehicles, which includes destination and other miscellaneous charges and, with respect to Vehicles manufactured by General Motors and certain other motor vehicle manufacturers, a price rebate from the manufacturer to the dealer (known as a "HOLDBACK") in varying amounts as a percentage of the invoice price. Holdbacks on General Motors-manufactured vehicles sold or leased by a dealer are generally returned to the dealer by General Motors on a monthly or quarterly basis, depending on the dealer's arrangements with General Motors. For purposes of each Trust, a receivable in respect of a New Vehicle is originated by GMAC on the date on which interest begins accruing on that receivable on or following the estimated delivery date of the Vehicle to the dealer (which date is approximately concurrent with the receipt of the Vehicle by the dealer).

     The amount advanced for a Used Vehicle (other than an Auction Vehicle) is generally up to 90% of the wholesale book value for the Vehicle as set forth in a used vehicle wholesale guide book for the region in which the Dealer is located. The amount advanced for an Auction Vehicle is generally 100% of the auction purchase price (including auction fees). Used Vehicle receivables are originated by GMAC on the date on which funds are actually advanced to a dealer.

     Once a dealer has commenced the floor plan financing of Vehicles through GMAC, GMAC will finance virtually all purchases of New Vehicles by such dealer from the applicable manufacturer or distributor. GMAC's credit guidelines require that advances to finance Used Vehicles be approved on a unit by unit basis. GMAC may limit or cancel a dealer's floor plan financing arrangements at its discretion, including under the following circumstances:

     - the dealer has exceeded the credit guidelines set by GMAC

     - the dealer is experiencing financial difficulties

     - the dealer is experiencing a general deterioration in its creditworthiness

     See "Dealer Status; Realization on Collateral Security" below.

CREDIT UNDERWRITING PROCESS

     GMAC extends credit to dealers through established lines of credit. A dealer requesting a new credit line must apply to a GMAC branch office. The local branch office investigates the dealer by reviewing bank references and credit reports (including, in the case of existing dealers, reports from the dealer's current financing source) and evaluating marketing capabilities, financing resources, credit requirements and the dealer's current state of operations and management. The local branch office prepares a written recommendation either approving or disapproving the dealer's request. Depending on the size of the requested credit line and the financial profile of the dealer, the local branch office transmits this recommendation with the requisite documentation to the appropriate office. In some cases, the local branch office may contact GMAC's executive offices for final approval or disapproval. GMAC generally applies the same underwriting standards for dealers franchised by General Motors as for dealers franchised by other motor vehicle manufacturers.

     Upon approval, a dealer executes financing agreements with GMAC and, in the case of General Motors franchised dealers, General Motors. These agreements evidence the debt and provide GMAC a security interest in the vehicles to be financed and in certain other collateral. The Vehicles are required to be insured against comprehensive loss or damage.

     The size of a credit line offered to a dealer, which is expressed in terms of number of vehicles or units, is based upon a number of factors, including the dealer's sales record (or, in the case of a new dealership, expected annual sales) and the dealer's net worth. Generally, a credit line for New Vehicles is intended to be an amount sufficient to finance a 60-90 day supply and for Used Vehicles is generally an amount sufficient to finance a 30-60 day supply. As described below, the credit lines establish guidelines, not limits, which dealers may exceed from time to time.

COLLATERAL SECURITY

     GMAC takes a first priority perfected purchase money security interest in the Vehicles it finances for a dealer. Generally, the security interest in the Vehicle terminates, as a matter of law, at the time of its sale or lease by the dealer to a retail customer and no longer secures the related receivable or the credit line, except to the extent of the proceeds from such sale or lease. In some instances, GMAC may take a security interest in, or a collateral assignment of, other assets of a dealer, including parts inventory, real estate, fixtures, tools, equipment, furniture, signs, funds held at GMAC and other receivables, as security for such dealer's account. From time to time, GMAC also provides to certain dealers financing in the form of working capital loans, real estate financing and equipment loans. In such instances, to secure such loans, GMAC may take a security interest in assets of the dealer, including, in some cases, Vehicles. GMAC, in its sole discretion, may realize upon Collateral Security (other than Vehicles) for its own benefit in respect of such loans or advances before such other Collateral Security can be realized upon for the benefit of the related Trust and Securityholders. Because of the subordinate position of the Trust in respect of such other Collateral Security, there is no assurance that the Trust will realize any proceeds in respect of any such other Collateral Security. See "The Transfer and Servicing Agreements--Intercreditor Arrangements" in this Prospectus.

DEALER PAYMENT TERMS

     GMAC may demand payment of interest and principal on a floor plan loan at virtually any time. However, unless GMAC terminates the credit line or the dealer defaults, GMAC generally requires payment of principal in full of the related loan:

     - upon the retail sale or lease of a New Vehicle, and

     - upon the earlier of (a) an appropriate term established for each dealership based on risk and exposure of the account or (b) the retail sale or lease of a Used Vehicle.

     Interest on floor plan loans is generally payable monthly.

     GMAC charges dealers interest at a floating rate equal , in most cases, to the Prime Rate plus a designated spread above the Prime Rate. The actual spread for each dealer is based on, among other things, competitive factors, the amount and status of the dealer's credit lines and various incentive programs.

     In certain circumstances, under a policy known as Delayed Payment Privilege ("DPP"), GMAC may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer. DPP receivables principally arise from sales to fleet customers under Fleet Accounts. For purposes of the Trust, Fleet Accounts are not Eligible Accounts, and thus such DPP receivables will not be transferred to the Trust. In some cases, a dealer will request DPP treatment for receivables originated in an account which is not a Fleet Account. For purposes of the Trust, if a Receivable is subject to DPP treatment at the time of its origination, such Receivable will not be an Eligible Receivable and therefore will not be transferred to the Trust. If an Eligible Receivable becomes subject to deferred payment after transfer to the Trust, GMAC will be obligated to repurchase such Receivable (to the extent of the principal payment so delayed) as described in "The Transfer and Servicing Agreements--Representations and Warranties" in this Prospectus.

     From time to time, dealers maintain funds with GMAC, which are held for such dealers for cash management, liquidity and working capital purposes. For purposes of each Trust, the principal balance of Receivables with respect to any Dealer on any date is the aggregate principal balance of Receivables net of any amount so held by GMAC on such date.

BILLING AND COLLECTION PROCEDURES

     A statement setting forth billing and related account information is prepared by GMAC and distributed on a monthly basis to each dealer. Interest and other non-principal charges are billed in arrears and are required to be paid immediately upon receipt of the bill. Dealers remit payment directly to GMAC's local operating offices.

DEALER MONITORING

     GMAC monitors the level of borrowing under each dealer's account. Dealers may exceed their stated credit lines from time to time. For example, a dealer might, prior to a seasonal sales peak, purchase more vehicles than its existing credit lines would otherwise permit. At any time that a dealer's balance exceeds its stated credit line, GMAC, after evaluating such dealer's financial position, may temporarily suspend the granting of additional credit, increase such dealer's credit line or modify such dealer's credit category. See "Creation of Receivables" above and "Dealer Status; Realization on Collateral Security" in this Prospectus.

     Branch office personnel conduct audits of dealer vehicle inventories on a regular basis. The timing of audits varies and no advance notice is given to the audited dealer. Through the audit process, GMAC generally reconciles a dealer's physical inventory with its records of financed vehicles. Among other things, audits are intended to determine whether a dealer has sold or leased vehicles without repaying the related loans as required.

DEALER STATUS; REALIZATION ON COLLATERAL SECURITY

     Each dealer is assigned a credit category of "satisfactory," "limited," "programmed" or "no credit" based on various factors, including:

     - retail merchandising practices,

     - retail and wholesale performance,

     - financial outlook, and

     - capital sufficiency and credit history (with GMAC and others).

Circumstances under which GMAC will classify a dealer in "no credit" status include a dealer's failure to remit principal or interest payments when due, notifications of liens, levies or attachments or a general deterioration of the dealer's financial condition. When a dealer is assigned to no credit status, GMAC generally will not make further advances to such dealer.

     GMAC frequently attempts to work with dealers to resolve the circumstances that lead to programmed and no credit status. If, however, such circumstances are not resolved, any of the following may occur:

     - an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales and leases to customers;

     - a self-help or court-ordered seizure and sale of the dealer's inventory by GMAC; or

     - a voluntary surrender to GMAC and sale of the dealer's inventory.

     GMAC may sell such new vehicle inventories to the related motor vehicle manufacturer, including under agreements entered into at the time the credit line was established. In addition, GMAC may work with dealers and, in the case of General Motors-franchised dealers, General Motors, to find third parties to purchase troubled dealerships. The proceeds of any such sale will be available to the creditors of such dealership, including GMAC or, if applicable, a Trust. Once liquidation has commenced, GMAC performs an analysis of its position and writes off any amounts identified at such time as uncollectible. Actual losses by GMAC may be more or less than the amounts initially written off as uncollectible. See "The Transfer and Servicing Agreements--Intercreditor Arrangements" in this Prospectus.

RELATIONSHIP OF THE DEALER FLOOR PLAN FINANCING BUSINESS TO GENERAL MOTORS

     General Motors has historically provided financial assistance to General Motors-franchised dealers from time to time, but has no obligation to do so. This assistance may take the form of guarantees and agreements to repurchase inventory. General Motors through various initiatives may also contribute capital to some General Motors-franchised dealers in the form of an equity investment in the dealership.

     In addition, General Motors offers financial and sales incentives to General Motors-franchised dealers through a number of programs. For example, General Motors currently has a supplemental floor plan assistance program known as the Wholesale Floor Plan Protection Program. Under this program, General Motors provides a subsidy to General Motors-franchised dealers to assist such dealers in making interest payments to financing sources, including GMAC. This program encourages the purchase of an adequate supply of vehicles by the dealer to be held in inventory.

     The financial assistance and incentives provided by General Motors are for the benefit of its dealers and do not relieve such dealers from their obligations to GMAC. Such assistance and incentives are provided at the option of General Motors, which may terminate any of such programs in whole or in part at any time. If General Motors reduced or was unable, or elected not, to provide such assistance or incentives, the timing and amounts of payments to GMAC in respect of the U.S. Portfolio may be adversely affected. In addition, if a dramatic disruption in the supply of General Motors-manufactured vehicles occurred, the rate of sales of such vehicles would decrease and it is likely that payment rates and the loss experience of the U.S. Portfolio would also be adversely affected. A decrease in the rate of sales of General Motors manufactured vehicles would also slow the addition of new Eligible Receivables to the Trusts. Any such event may result in an Early Amortization Event with respect to one or more Trusts.

     Under agreements between General Motors and General Motors-franchised dealers, General Motors has the obligation to repurchase certain New Vehicles in dealer inventory at their invoice price less a specified margin upon franchise termination. In most cases, General Motors repurchases only current year New Vehicles that are undamaged and unmodified. General Motors also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the current list price. In addition, in the event of a foreclosure upon the property of a dealer (whether by GMAC or another creditor of such dealer), General Motors has the option, which it typically exercises, to purchase such dealer's new General Motors-manufactured Vehicles at invoice price.

LOSS AND AGING EXPERIENCE

     Certain information regarding loss and aging experience for the receivables in the U.S. Portfolio will be set forth in the related Prospectus Supplement. Because the Accounts related to any Trust will represent only a portion of the entire U.S. Portfolio, actual loss and aging experience with respect to the Accounts related to any Trust may be different from such information. There can be no assurance that the loss and aging experience of the receivables in the U.S. Portfolio in the future will be similar to the historical loss and aging experience as set forth in any Prospectus Supplement.

                                  THE ACCOUNTS

     The Receivables of any Trust are rights to receive payments on advances made by GMAC to the related Dealers under the Accounts included in the Pool of Accounts for such Trust. The initial Pool of Accounts related to any Trust will be selected from all of the Accounts in the U.S. Portfolio that were Eligible Accounts as of the Initial Cut-Off Date for such Trust. Eligible Accounts do not include Fleet Accounts. Only Eligible Receivables will be transferred to the related Trust. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables and Collateral Security" in this Prospectus. Certain information with respect to the Accounts initially included in the Pool of Accounts for any Trust will be set forth in the related Prospectus Supplement.

     For each Trust, pursuant to the related Trust Sale and Servicing Agreement, the Seller will have the right (subject to certain limitations) to designate from time to time Additional Accounts to be included in the Pool of Accounts. The Seller will have the right to purchase from GMAC the Eligible Receivables then existing and thereafter arising in such Account and to sell and assign such Receivables to the Trust. See "The Transfer and Servicing Agreements Sale and Assignment of Receivables and Collateral Security" in this Prospectus. The designation of Additional Accounts is subject to the condition, among other things, that each such Additional Account must be an Eligible Account. Under the circumstances specified in the related Trust Sale and Servicing Agreement, the Seller has the right to remove Accounts from the Pool of Accounts. If an Account is so designated for removal or ceases to be an Eligible Account, the Receivables originated thereafter in such Account will not be transferred to the Trust. See "The Transfer and Servicing Agreements--Addition and Removal of Accounts" in this Prospectus.

                     MATURITY AND PRINCIPAL CONSIDERATIONS

     Full amortization of any Term Notes by the applicable Targeted Final Payment Date, if any, and the applicable Stated Final Payment Date depends on, among other things, payments by Dealers on Receivables, and may not occur if such payments are insufficient. Because the Receivables generally are not paid prior to the ultimate sale or lease of the underlying Vehicle, the timing of such payments is uncertain. In addition, GMAC cannot assure that it will generate additional Receivables under the Accounts, that Additional Accounts will be available or added to any Pool of Accounts or that any particular pattern of Dealer payments will occur.

     The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of any of the following factors:

     - seasonal variations in vehicle sales and inventory levels

     - retail incentive programs provided by vehicle manufacturers

     - incentive programs provided by financing sources and various other factors affecting vehicle sales generally

     Certain historical information concerning the monthly payment rates for the receivables in the U.S. Portfolio will be set forth in each Prospectus Supplement. There can be no assurance that the rate of principal collections on the Receivables in any Trust will be comparable to prior experience.

     Full amortization of any Term Notes by the applicable Targeted Final Payment Date, if any, and the applicable Stated Final Payment Date may also be affected by payment requirements for, and allocations to, other series of Term Notes and the related Revolving Notes and Certificates.

                                 THE TERM NOTES

GENERAL

     With respect to each Trust, one or more series of Term Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Term Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

     Unless otherwise specified in the related Prospectus Supplement, each series of Term Notes will initially be represented by one or more Term Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY") (in the United States) or Cedelbank or Euroclear (in Europe), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, Term Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Term Notes.

     Unless and until Definitive Term Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Term Noteholder will be entitled to receive a physical certificate representing a Term Note. Unless otherwise indicated, all references herein to actions by Term Noteholders refer to actions taken by DTC upon instructions from its participating organizations ("PARTICIPANTS"). All references herein to distributions, notices, reports and statements to Term Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Term Notes, as the case may be, for distribution to Term Noteholders in accordance with DTC's procedures with respect thereto. See "Book-Entry Registration" and "Definitive Term Notes" in this Prospectus.

PRINCIPAL AND INTEREST ON THE TERM NOTES

     The timing and priority of payment, seniority, Interest Rate, Targeted Final Payment Date, if any, Stated Final Payment Date, Payment Period, if any, and the amount of, or method for, determining payments of principal and interest on a series of Term Notes will be described in the related Prospectus Supplement. Interest payments on Term Notes will be made monthly, quarterly, semi-annually or otherwise on Payment Dates as described in the related Prospectus Supplement. With respect to each Trust, unless otherwise provided in the related Prospectus Supplement and except for a series of Term Notes during its Payment Period, if any, during the Revolving Period, no payments of principal will be made on the Term Notes and no distributions of Certificate Balance will be made with respect to the Certificates and no amounts will be set aside for such purpose. During the Payment Period, if any, for a series of Term Notes, Principal Collections and other amounts constituting Available Trust Principal (which may include proceeds from the issuance of additional Securities) will be allocated to principal payments thereon and paid as set forth in the related Prospectus Supplement. Any such principal payments may be due in instalments (and may be limited by a Controlled Deposit Amount) or may be due in a lump sum payment.

     During the Wind Down Period and any Early Amortization Period, Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the Notes and will be set aside for such purpose as set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, during the Wind Down Period and any Early Amortization Period, if and so long as there are any funds on deposit in the related Reserve Fund, to the extent that it would result in more principal collections being allocated to the Trust than otherwise, Principal Collections will be allocated to the Trust pro rata, based on the aggregate percentage of all the Receivables in the Accounts that are Eligible Receivables as of the commencement of such Wind Down Period or Early Amortization Period (or, if such Early Amortization Period commences during the Wind Down Period, as of the commencement of the Wind Down Period). During the Wind Down Period, the amount so allocated may, to the extent provided in the related Prospectus Supplement, be limited by any applicable Controlled Deposit Amounts. If an Early Amortization Period commences during any Payment Period or the Wind Down Period, amounts on deposit in the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, if any, will be paid to holders of Securities on the first Distribution Date for such Early Amortization Period as described in the related Prospectus Supplement. If the related Prospectus Supplement so provides, specified Early Amortization Events may be designated as a "CASH ACCUMULATION EVENT," in which case a "CASH ACCUMULATION PERIOD" will commence. During any Cash Accumulation Period, allocated Principal Collections will be invested in a cash accumulation account dedicated to the holders of the series of Term Notes described in the Prospectus Supplement until the planned date or dates for repayment of that series of Term Notes.

     With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, principal and interest payments on all series of Term Notes will have the same priority of payment. Payments of principal and interest on a series of Term Notes may be senior (other than in circumstances related to the occurrence of an Event of Default) or equivalent to the priority of payments on the related Revolving Notes, as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, payments of principal and interest on the Notes will be senior in priority of payment to the distributions to be made on the related Certificates outstanding from time to time. A series of Term Notes may be entitled to (1) principal payments with disproportionate, contingent, nominal or no interest payment, or (2) interest payments with disproportionate, contingent, nominal or no principal payments ("STRIP NOTES").

     Each series of Term Notes issued by a Trust may have a different Interest Rate, which may be fixed, variable, contingent or adjustable (and which may be zero for certain series of Strip Notes), or any combination of the foregoing and a different Targeted Final Payment Date (if any) and Stated Final Payment Date. The related Prospectus Supplement will specify the Interest Rate for each series of Term Notes, or the initial Interest Rate and the method for determining subsequent changes in the Interest Rate. One or more series of Term Notes of a Trust may be redeemable under the circumstances and in the manner specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments of interest on the Term Notes will be made prior to payments of principal thereon.

THE INDENTURE

     Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes:

          (1) to correct or amplify the description of the collateral or add additional collateral;

          (2) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

          (3) to add additional covenants for the benefit of the related Noteholders;

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (5) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or of any supplemental indenture;

          (6) to provide for the acceptance of the appointment of a permitted successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (7) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act;

          (8) to increase the Specified Maximum Revolver Balance (in accordance with the conditions therefor in the related Trust Sale and Servicing Agreement); and

          (9) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action specified in this clause (9) does not adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

     Modification of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders of a majority in principal amount of the outstanding Notes affected thereby, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

     Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will:

          (1) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable or modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

          (2) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

          (3) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

          (4) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

          (6) decrease the percentage of the aggregate outstanding principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal amount of the Notes necessary to amend the Indenture; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the Indenture will consist of:

          (1) any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days;

          (2) any failure (a) to make any required payment of principal on the related Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under this clause (2)(b) materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure (x) to the Trust and the Seller (or the Servicer, as applicable) by the Indenture Trustee or (y) to the Trust, the Seller (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes;

          (3) failure to pay the unpaid principal balance of any related series of Notes by the respective Stated Final Payment Date for such series; and

          (4) certain events of bankruptcy, insolvency or receivership with respect to the Trust.

     However, the amount of principal required to be paid to Term Noteholders under the related Indenture will generally be limited to amounts available to be deposited therefor in the Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a series of Term Notes will not result in the occurrence of an Event of Default until the applicable Stated Final Payment Date.

     If an Event of Default should occur and be continuing with respect to the Notes of any Trust, the related Indenture Trustee or the holders of a majority in principal amount of such Notes then outstanding, voting together as a single class, may declare the principal of such Notes to be immediately due and payable. Such declaration will constitute an Early Amortization Event. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. In such event, the Revolving Period will recommence in certain circumstances. See "The Transfer and Servicing Agreements--Early Amortization Events" in this Prospectus.

     If the Notes of any Trust are declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to:

          (1) collect amounts due or foreclose on Trust property,

          (2) exercise remedies as a secured party,

          (3) sell the related Trust Estate or

          (4) elect to have the Trust maintain possession of the Trust Estate and continue to apply Collections as if there had been no declaration of acceleration (although the Early Amortization Period commenced by such declaration will continue unless such declaration is rescinded).

The Indenture Trustee, however, is prohibited from selling the Receivables held by the Trust following an Event of Default, unless:

          (1) the holders of all the outstanding Notes of such Trust consent to such sale,

          (2) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Securities at the date of such sale or

          (3) in certain cases, the Indenture Trustee determines that the Trust Estate would not provide sufficient funds on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes.

Unless otherwise specified in the related Prospectus Supplement, following a declaration that the Notes of a Trust are immediately due and payable,

          (1) Noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances, and

          (2) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further distribution of interest on the Certificates or in respect of the Certificate Balance.

     Subject to the provisions of the related Indenture regarding the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes of any Trust, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of a Trust, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The holders of a majority in aggregate principal amount of such Notes then outstanding, voting together as a single class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such Notes.

     No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless:

          (1) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default,

          (2) the holders of not less than 25% in aggregate principal amount of the outstanding Notes, voting together as a single class, have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,

          (3) such holder or holders have offered the Indenture Trustee reasonable indemnity,

          (4) the Indenture Trustee has for 60 days failed to institute such proceeding and

          (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of such outstanding Notes.

     If an Event of Default occurs and is continuing with respect to any Trust and if it is known to the Indenture Trustee, the Indenture Trustee will mail notice of the Event of Default to each Noteholder of such Trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any Note, the Indenture Trustee may withhold the notice beyond such 90 day period if and so long as it determines in good faith that withholding such notice is in the interests of the Noteholders.

     In addition, the Indenture Trustee and each Noteholder and Note Owner, by accepting a Note (or interest therein), will covenant that they will not, for a period of one year and one day after the termination of the related Trust Agreement, institute against the related Trust or Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee in its individual capacity nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the related Trust contained in the Indenture.

     Certain Covenants. Each Indenture provides that the related Trust may not consolidate with or merge into any other entity, unless, among other things

          (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

          (2) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,

          (3) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

          (4) the Trust has been advised that the ratings of the related Securities would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and

          (5) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequences to the Trust or to any related holder of Securities.

     Each Trust will not, among other things, except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents for such Trust (collectively, the "RELATED DOCUMENTS"),

          (1) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,

          (2) claim any credit on or make any deduction from the principal or interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust,

          (3) dissolve or liquidate in whole or in part,

          (4) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or

          (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, or any interest therein or the proceeds thereof.

     Except as specified in the related Prospectus Supplement, no Trust may engage in any activity other than as described above under "THE TRUSTS." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes, the related Indenture, or otherwise in accordance with the related Transfer and Servicing Agreements.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders, to the extent required under the Trust Indenture Act,

          (1) a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture,

          (2) any amounts advanced by it under the Indenture,

          (3) the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity,

          (4) the property and funds physically held by the Indenture Trustee as such. and

          (5) any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the Notes of any Trust upon the delivery of all such Notes to the related Indenture Trustee for cancellation or, with certain limitations, upon deposit of funds sufficient for the payment in full of all of such Notes with the Indenture Trustee.

THE INDENTURE TRUSTEE

     The Indenture Trustee for the Notes of a Trust will be specified in the related Prospectus Supplement. The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes insolvent, or otherwise becomes incapable of acting. In such circumstances, the Trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding Notes will also be entitled to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

REPORTS TO TERM NOTEHOLDERS

     With respect to each Trust, on or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Term Noteholders on such Payment Date. With respect to each series (to the extent applicable), each such statement will include the following information as to the Term Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (1) the amount, if any, of the distribution allocable to principal on each series of Term Notes;

          (2) the amount, if any, of the distribution allocable to interest on each series of Term Notes;

          (3) the aggregate outstanding principal balance for each series of Term Notes, after giving effect to all payments reported under (1) above on such date;

          (4) the aggregate principal balance of the Revolving Notes and the aggregate Certificate Balance;

          (5) if applicable, the amount of outstanding Servicer Advances on such date;

          (6) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Collection Period or Periods, as the case may be;

          (7) the interest rate applicable for the next Payment Date for any series of Term Notes with variable or adjustable rates;

          (8) the amount, if any, withdrawn from or credited to any Reserve
     Fund;

          (9) the accumulated interest shortfalls, if any, on each series or class of Securities and the change in such amounts from the preceding Payment Date;

          (10) the Trust Charge-Offs allocated to each series or class of Securities and the change in such amounts from the preceding Payment Date; and

          (11) the balance of the Reserve Fund, if any, on such date, after giving effect to changes therein on such date.

     Each amount set forth pursuant to subclauses (1), (2) and (9) with respect to Term Notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the Term Notes.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any Term Notes are outstanding, the Indenture Trustee will furnish (or cause to be furnished) to each person or entity who at any time during the preceding calendar year was a holder of record of a Term Note (initially Cede, as the nominee of DTC), and received any payment thereon from the Trust, a statement containing certain information for the purpose of assisting such Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the Term Notes is Cede, as nominee of DTC, beneficial owners of Term Notes will receive tax and other information from Participants and Indirect Participants rather than from the Indenture Trustee. See "Certain Federal Income Tax Consequences" in this Prospectus.

BOOK-ENTRY REGISTRATION

     The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a

"clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Unless otherwise specified in the related Prospectus Supplement, owners of beneficial interest in Notes ("NOTE OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Term Notes may do so only through Participants and Indirect Participants. In addition, Term Note Owners will receive all distributions of principal and interest through Participants. Under a book-entry format, Term Note Owners may experience some delay in their receipt of payments since such payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC. DTC will forward such payments to Participants, which thereafter will forward them to Indirect Participants or Term Note Owners. It is anticipated that the only "Term Noteholder" of record will be Cede, as nominee of DTC. Term Note Owners will not be recognized by the Indenture Trustee as Term Noteholders, as such term is used in the Indenture, and Term Note Owners will be permitted to exercise the rights of Term Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Term Notes among Participants on whose behalf it acts with respect to the Term Notes and to receive and transmit payments of principal of, and interest on, the Term Notes. Participants and Indirect Participants with which Term Note Owners have accounts with respect to the Term Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess Term Notes, the Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interests in Term Notes.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder to pledge Term Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Term Notes, may be limited due to the lack of a physical certificate for such Term Notes.

     DTC has advised the Seller that it will take any action permitted to be taken by a Term Noteholder under the Indenture or other Related Document only at the direction of one or more Participants to whose accounts with DTC the Term Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     In addition to holding Term Notes through Participants or Indirect Participants of DTC in the United States as described above, holders of Term Notes may hold their Term Notes through Cedelbank or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC.

     Transfers between Cedelbank Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such Business Day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "Certain Federal Income Tax Consequences--Tax Characterization and Treatment of Term Notes--Tax Consequences to Foreign Noteholders" in this Prospectus.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("CEDELBANK PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (The "EUROCLEAR OPERATOR"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and the applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Term Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--Tax Characterization and Treatment of Term Notes--Information Reporting and Backup Withholding" in this Prospectus. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Term Noteholder under the Indenture or other Related Document on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Term Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, neither the Administrator, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes or the Certificates of any series held by Cede, as nominee for DTC, by Cedelbank or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE TERM NOTES

     Unless otherwise specified in the related Prospectus Supplement, Term Notes will be issued in fully registered, certificated form ("DEFINITIVE TERM NOTES") to Term Noteholders or their nominees, rather than to the Depository or its nominee, only if

          (1) the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to the Term Notes and the Trust is unable to locate a qualified successor,

          (2) the Administrator, at its option, elects to terminate the book-entry system through the Depository, or

          (3) after the occurrence of an Event of Default or a Servicing Default, Note Owners representing beneficial interests aggregating at least a majority of the outstanding principal amount of the related Term Notes advise the appropriate trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interest of such Note Owners.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Depository will notify the Note Owners and the Indenture Trustee of such occurrence and of the availability of Definitive Term Notes. Upon surrender by the Depository of the definitive certificates representing the Term Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the related Term Notes as Definitive Term Notes to holders thereof.

     Payments of principal of, and interest on, the Definitive Term Notes will thereafter be made in accordance with the procedures set forth in the Indenture directly to holders of Definitive Term Notes in whose names the Definitive Term Notes were registered at the close of business on the last day of the preceding month. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Term Note, however, will be made only upon presentation and surrender of such Definitive Term Note at the office or agency specified in the notice of final payment to the holders thereof.

     Definitive Term Notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Term Notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                              THE REVOLVING NOTES

     With respect to each Trust, one or more series of Revolving Notes will be issued pursuant to the related Indenture on the Initial Closing Date and may be issued from time to time thereafter. Each series of Revolving Notes may have a different Revolver Interest Rate which may be fixed, variable, contingent, adjustable or any combination of the foregoing, and a different Targeted Final Payment Date (if any) and Stated Final Payment Date. With respect to each Trust, the outstanding principal balance of the Revolving Notes may fluctuate on a daily basis as Principal Collections on the related Receivables not needed for principal payments or distributions on related Term Notes or Certificates are, at the discretion of the Seller or as otherwise described herein:

          (1) allocated to the Seller in payment for Receivables purchased by the Trust,

          (2) allocated to the Revolver Distribution Account as a payment of principal on the Revolving Notes, or

          (3) retained as the Cash Collateral Amount.

     With respect to each Trust, the Seller, at its option, may on any day increase the outstanding principal balance of the Revolving Notes to fund purchases of Receivables, provided, however, that the Net Revolver Balance may not at any time exceed the Maximum Revolver Balance. The Specified Maximum Revolver Balance for a Trust will be set forth in the related Prospectus Supplement and may be increased or decreased from time to time if certain conditions are satisfied. See "The Transfer and Servicing Agreements--Additional Issuances; Changes in Maximum Revolver Balance" in this Prospectus.

     Unless otherwise provided in the related Prospectus Supplement, no additional borrowings will be permitted under any Revolving Note during the Wind Down Period or any Early Amortization Period for the related Trust. Payments of principal on Revolving Notes will be made in the amounts and priority, and at the times, specified in the related Prospectus Supplement. One or more series of Revolving Notes for any Trust may have a Targeted Final Payment Date (if any) and Stated Final Payment Date or otherwise require principal payments during the related Revolving Period and may provide for extensions and renewals under certain circumstances. Each Revolving Note will initially be held by GMAC or the Seller, and the Revolving Note or an interest therein may be sold by GMAC or the Seller in a private placement to a third-party investor. Thereafter, a Revolving Note or an interest therein may be transferred in whole or in part subject to certain conditions. Any additional borrowings under, and principal payments on, the Revolving Notes will be allocated among all outstanding Revolving Notes as determined by the Seller in its sole discretion (subject to any agreements among the Seller and any holders of the Revolving Notes). The Revolving Notes are not being offered pursuant to this Prospectus or any related Prospectus Supplement.

                                THE CERTIFICATES

     With respect to each Trust, the Certificates will be issued pursuant to the terms of a Trust Agreement between the Seller and the Owner Trustee and will represent the ownership interest in the Trust. Certificates will be issued on the Initial Closing Date for a Trust and may be issued from time to time thereafter. The Certificate Rate for the Certificates may be fixed, variable, contingent, adjustable or any combination of the foregoing, and may vary by class of Certificate. The related Prospectus Supplement will set forth the amount of, or method for determining, distributions of the Certificate Balance and the timing of such distributions, including the Stated Final Payment Date. Unless otherwise specified in the related Prospectus Supplement, principal and interest payments on the Notes will be senior to distributions of Certificate Balance and interest on the related Certificates. The Certificates are not being offered pursuant to this Prospectus or any related Prospectus Supplement.

                     THE TRANSFER AND SERVICING AGREEMENTS

     Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of:

          (1) the Pooling and Servicing Agreement pursuant to which the Seller will purchase Eligible Receivables from GMAC and the Servicer will agree to service all Receivables in the related Accounts,

          (2) the Trust Sale and Servicing Agreement pursuant to which the Trust will acquire those Receivables from the Seller and agree to the servicing of the Receivables by the Servicer,

          (3) the Trust Agreement pursuant to which the Trust will be created and Certificates will be issued and

          (4) the Administration Agreement pursuant to which GMAC, as administrator, will undertake certain administrative duties with respect to the Trust (collectively, such agreements being referred to as the "TRANSFER AND SERVICING AGREEMENTS").

     Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request of a holder of Securities described therein. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF RECEIVABLES AND COLLATERAL SECURITY

     GMAC will sell and assign to the Seller, without recourse, on the Initial Closing Date, its entire interest in the Eligible Receivables under the Accounts included in the related Pool of Accounts as of the Initial Cut-Off Date and, on each date on which Receivables are originated in an Account in the related Pool of Accounts (except as described below under "INSOLVENCY EVENTS"), its entire interest in, all Eligible Receivables created on such date in the Accounts in the related Pool of Accounts and, in each case, the related Collateral Security and the proceeds of all of the foregoing, pursuant to a Pooling and Servicing Agreement between GMAC and the Seller. For each Trust, on the Initial Closing Date and on each Receivables Purchase Date, the Seller will transfer and assign to the applicable Trust, without recourse (except as expressly provided therein), the Eligible Receivables and the other assets purchased from GMAC on such date, pursuant to a Trust Sale and Servicing Agreement among the Seller, the Servicer and the Trust. The Owner Trustee, on behalf of the Trust, together with the Indenture Trustee with respect to the Notes, concurrently with the initial transfer and assignment to the Trust, will execute and deliver to the Seller the related Notes and the related Certificates to be issued on the Initial Closing Date. Unless otherwise provided in the related Prospectus Supplement, the Seller will sell the Securities and will apply the net proceeds received from the sale of the Securities to the purchase of the related Receivables from GMAC.

     In each Pooling and Servicing Agreement, in connection with the sale of the related Receivables to the Seller, GMAC will agree to indicate in its records that the Eligible Receivables and Collateral Security have been sold to the Seller, and that, upon the execution of a Trust Sale and Servicing Agreement, the Seller has sold and assigned such property to the Trust. In addition, GMAC will agree to provide a complete list to the Seller showing for each Account to be included in the Pool of Accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of Receivables that GMAC represents are Eligible Receivables under such Account. In the related Trust Sale and Servicing Agreement, the Trust will accept the designation of GMAC as custodian to maintain possession, as the Trust's agent, of the documents relating to the Receivables. GMAC will not deliver to the Seller, the Owner Trustee or the Indenture Trustee any records or agreements relating to the Accounts or the Receivables. To assure uniform quality in servicing both the Receivables related to any Trust and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the records and agreements relating to the Accounts and Receivables related to any Trust will not be segregated from those relating to other accounts and receivables of GMAC or otherwise marked to reflect the sale of the Receivables therein to the Seller or the subsequent sale to the related Trust. However, with respect to each Trust, GMAC will file UCC financing statements with respect to the sale, transfer and assignment of Receivables to the Seller and the Seller will file UCC financing statements with respect to the sale, transfer and assignment of the Receivables to such Trust. In addition, each Trust will file UCC financing statements with respect to the security interest in the Trust's assets granted to the Indenture Trustee under the Indenture to secure the Trust's obligations thereunder. See "Certain Legal Aspects--Transfer of Receivables" in this Prospectus. Because the documents evidencing the Receivables will remain in GMAC's possession and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the Receivables to the Seller or the Trust, if a subsequent purchaser were able to take possession of the Receivables without knowledge of the assignment (and if the Receivables are deemed "chattel paper" under applicable law), the Trust's interests in such Receivables could be defeated. See "Certain Legal Aspects Transfer of Receivables" in this Prospectus.

     With respect to each Trust, pursuant to the Trust Sale and Servicing Agreement, as described in "Addition and Removal of Accounts" below, the Seller has the right (subject to certain limitations) to designate from time to time Additional Accounts to be included in the related Pool of Accounts. In respect of any such designation, the Seller will purchase from GMAC the Eligible Receivables in such Additional Accounts and GMAC will follow the procedures set forth in the preceding paragraph, except that the list will show information for such Additional Accounts as of the Additional Cut-Off Date.

REPRESENTATIONS AND WARRANTIES

     In each Pooling and Servicing Agreement, GMAC will represent and warrant to the Seller, among other things, that:

          (1) as of the Initial Cut-Off Date (or, in the case of an Additional Account, as of the related Additional Cut-Off Date), each Account (or Additional Account) included in the Pool of Accounts is an Eligible Account; and

          (2) as of the Initial Cut-Off Date (or, in the case of an Additional Account, as of the related Additional Cut-Off Date) and on each Receivables Purchase Date each Receivable conveyed to the Seller on such date that is identified as an Eligible Receivable is an Eligible Receivable.

     In the related Trust Sale and Servicing Agreement, the Seller will assign the representations and warranties of GMAC with respect to the Accounts and the Receivables to the Trust, and will represent and warrant to the Trust that the Seller has taken no action which would cause such representations and warranties of GMAC to be false in any material respect as of the Initial Cut-Off Date, each Additional Cut-Off Date and each Receivables Purchase Date, as the case may be.

     No later than two Business Days following the discovery by the Seller and the Servicer of a breach of any representation or warranty of the Seller or GMAC that materially and adversely affects the interests of the related Trust in any Receivable or of any Receivable held by the Trust the payment of a portion or all of which has been deferred pursuant to DPP, an instalment sales program or similar arrangement (collectively, a "WARRANTY RECEIVABLE"), unless and to the extent the breach is cured in all material respects,

          (1) if such breach or deferral is a breach of a representation or warranty of GMAC, the Seller and the Servicer will use reasonable efforts to enforce the obligation of GMAC under the Pooling and Servicing Agreement to pay the related Warranty Payment (as defined below) and repurchase such Receivable or

          (2) if such breach or deferral is a breach of a representation or warranty of the Seller, the Seller will repurchase such Receivable.

     Without limiting the generality of the foregoing, a Receivable held by a Trust will not be an Eligible Receivable, and thus will be subject to repurchase if and to the extent (1) the principal amount thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related Dealer, or (2) such Receivable was created in respect of a Vehicle that was refused or returned by a Dealer.

     The price for any such repurchase by GMAC or the Seller (the "WARRANTY PAYMENT") will be equal to the principal amount of such Receivable (or in the case of a breach or deferral affecting less than the entire principal amount of a Receivable, to the extent of the breach or deferral) plus all accrued and unpaid interest thereon through the date of purchase. The principal portion of the Warranty Payment will be treated as Trust Principal Collections and the remainder will be included in Interest Collections. All such Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. Such repurchase obligations of the Seller and GMAC constitute the sole remedy available to the Securityholders, the Indenture Trustee or the Owner Trustee for any such uncured breach or deferral.

     In each Pooling and Servicing Agreement, GMAC will also make representations and warranties to the Seller to the effect that, among other things, as of the closing date for the sale of any Securities:

          (1) GMAC is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the related Transfer and Servicing Agreements and constitutes legal, valid and binding obligations of GMAC; and

          (2) the transfer of the Receivables and the related Vehicle Collateral Security, pursuant to the related Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Seller of all right, title and interest of GMAC therein, whether then existing or thereafter created, and the proceeds thereof.

     If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the related Trust Sale and Servicing Agreement to purchase the Receivables and the related Collateral Security as described below, GMAC will be obligated to repurchase such property for an amount equal to the Reassignment Amount. In other circumstances in which the Seller is obligated under a Trust Sale and Servicing Agreement to purchase such property, GMAC will not be obligated to repurchase such property.

     In each Trust Sale and Servicing Agreement, the Seller will also make representations and warranties to the related Trust to the effect that, among other things, as of the closing date for the sale of any Securities:

          (1) the Seller is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the Trust Sale and Servicing Agreement and the Trust Sale and Servicing Agreement constitutes a legal, valid and binding agreement of the Seller; and

          (2) the transfer of the Receivables pursuant to the Trust Sale and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and the interest of the Seller in such Receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

     With respect to each Trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the Securityholders, then any of the Indenture Trustee, the Owner Trustee or the holders of the outstanding Securities evidencing not less than a majority of the outstanding principal amount of the Notes and a majority of the Voting Interests of all outstanding Certificates, by written notice to the Seller, may direct the Seller to accept the reassignment of all Receivables and the related Collateral Security within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept such reassignment and pay the Reassignment Amount on a Distribution Date occurring within such applicable period.

     Such reassignment will not be required to be made, however, if at or prior to the end of such applicable period, such representations and warranties are then true and correct in all material respects and any material adverse effect caused by such breach has been cured. With respect to each Trust, the payment of the Reassignment Amount for all outstanding Securities will be considered as payment in full for all Receivables and the related Collateral Security. The obligation of the Seller to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the Trust, the Securityholders, the Owner Trustee or Indenture Trustee. It is not expected that the Seller will have significant assets other than its rights under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement with respect to each Trust.

     In each Pooling and Servicing Agreement, GMAC will covenant that, except for the sale and conveyances under the Pooling and Servicing Agreement and the interests created under the Trust Sale and Servicing Agreement or as otherwise permitted therein, GMAC will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the related Vehicle Collateral Security subject to such agreements to any other person or entity.

ADDITION AND REMOVAL OF ACCOUNTS

     With respect to each Trust, and subject to the conditions described below, under the Pooling and Servicing Agreement, GMAC may offer to designate, and the Seller may request the designation of, additional Accounts to be included in the Pool of Accounts and, under the Trust Sale and Servicing Agreement, the Seller has the right to designate from time to time additional Accounts to be included in the related Pool of Accounts. Unless otherwise specified in the related Prospectus Supplement, the addition of any such Account to the related Pool of Accounts (an "ADDITIONAL ACCOUNT") is subject to the following conditions, among others:

          (1) each such Additional Account must be an Eligible Account;

          (2) the Seller must represent and warrant that the inclusion of such Additional Accounts in the related Pool of Accounts will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur; and

          (3) unless otherwise set forth in the related Prospectus Supplement, each Rating Agency must have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of any outstanding related Securities.

     On the Addition Date for any Additional Account, all Eligible Receivables then in such Account will be sold by GMAC to the Seller and will be transferred by the Seller to the Trust.

     With respect to each Trust, even though each Additional Account must be an Eligible Account, Additional Accounts may not be of the same credit quality as the initial Accounts because, among other things, such Accounts may not have been part of the U.S. Portfolio on the Initial Cut-Off Date. Additional Accounts may have been originated at a different time using credit criteria different from those applied to the initial Accounts.

     With respect to each Trust, upon the satisfaction of certain conditions specified in the Trust Sale and Servicing Agreement, the Seller will have the right to remove Accounts from the Pool of Accounts. To so remove Accounts, after proper notice, the Seller (or the Servicer on its behalf) must, among other things:

          (1) furnish to the Owner Trustee a list of the Accounts to be so removed from the Pool of Accounts (the "SELECTED ACCOUNTS") specifying for each Selected Account, its account number and the aggregate balance of Eligible Receivables in such Account;

          (2) represent and warrant that the removal of the Selected Accounts will not, in the reasonable belief of the Seller, result in the occurrence of an Early Amortization Event; and

          (3) represent and warrant that the Seller and the Servicer have not received notice from any Rating Agencies that such removal will result in a reduction or withdrawal of the rating of any of the outstanding related Securities.

     In addition, if an Account in the Pool of Accounts ceases to be an Eligible Account, such Account will be deemed a Selected Account on such date. In either case, Receivables arising thereafter in the Selected Account will not be transferred to the Trust. Receivables in such Account transferred to the Trust prior to such date and Collections thereon will continue to be assets of the Trust. Unless otherwise provided in the related Prospectus Supplement, the Servicer will allocate all Principal Collections on Receivables in a Selected Account to the oldest Receivables in such Selected Account. A Selected Account will be deemed removed from the Pool of Accounts on the date on which the balance of all Receivables in such Account held by the Trust becomes zero.

BANK ACCOUNTS

     With respect to each Trust, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the holders of the related Securities, into which the Trust's share of all payments made on or with respect to the Receivables in the Accounts related to such Trust will be deposited (the "COLLECTION ACCOUNT"). With respect to each Trust, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee, on behalf of the holders of the related Term Notes and on behalf of the related Revolving Notes, in which amounts to be applied for payment to such Noteholders will be deposited and from which all payments to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT" and the "REVOLVER DISTRIBUTION ACCOUNT," respectively). In addition, with respect to each Trust, the Servicer will establish and maintain with the related Owner Trustee one or more accounts, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts to be applied for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT," and together with the Note Distribution Account and the Revolver Distribution Account, the "DISTRIBUTION ACCOUNTS").

     With respect to each Trust, funds in the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Reserve Fund, if any, and other accounts identified as such in the related Prospectus Supplement (collectively, the "DESIGNATED ACCOUNTS") and the Certificate Distribution Account will be invested as provided in the Trust Sale and Servicing Agreement in Eligible Investments. Eligible Investments will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities.

     Except as described below or in the related Trust Sale and Servicing Agreement, Eligible Investments will be limited to obligations or securities that mature on or before the next Distribution Date or, in the case of the Note Distribution Account, the date of the next payment with respect to the Term Notes. To the extent permitted by the Rating Agencies, funds in any Reserve Fund and other cash collateral accounts, if any, may be invested in related Term Notes that will not mature prior to the date of the next payment or distribution with respect to such Term Notes. Except as otherwise specified in the related Prospectus Supplement, such Term Notes may only be sold prior to their maturity at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in any Reserve Fund would be less than the related Reserve Fund Required Amount or other applicable limits, if any. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund.

     If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections on the Receivables or otherwise (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in the related Prospectus Supplement. References to amounts on deposit in any Designated Account or the Certificate Distribution Account will not include the amount of any Investment Proceeds.

     The Designated Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either

          (1) a segregated account with an Eligible Institution or

          (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency then rating such securities in one of its generic rating categories which signifies investment grade.

     "ELIGIBLE INSTITUTION" means, with respect to a Trust, either

          (1) the corporate trust department of the related Indenture Trustee or Owner Trustee, as applicable, or

          (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank),

             (a) which has either (i) a long-term unsecured debt rating acceptable to the Rating Agencies or (ii) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

     Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit Principal Collections and Interest Collections on the related Receivables into the related Collection Account on a daily basis. However, the Servicer need not deposit Principal Collections and Interest Collections into the Collection Account on a daily basis but may use all such Collections for its own benefit until the Business Day immediately preceding the related Distribution Date if at any time the following conditions are satisfied:

          (1) GMAC is the Servicer,

          (2) no Servicing Default has occurred and is continuing and

          (3) GMAC either

             (a) maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's,

             (b) arranges for and maintains a letter of credit or other form of credit support or enhancement in respect of the Servicer's obligations to make deposits of Collections on the related Receivables in such Collection Account that is acceptable in form and substance to each Rating Agency or

             (c) otherwise obtains the written confirmation from each Rating Agency that the failure by GMAC to make daily deposits will not result in a downgrade, suspension or withdrawal of the rating of any of the outstanding related Securities that it is then rating.

Notwithstanding the foregoing, the Cash Collateral Amount for the last day of any Collection Period shall be deposited into the Collection Account (to the extent not already on deposit therein) no later than the second Business Day of the following Collection Period. The Prospectus Supplement may describe additional circumstances under which daily deposits will be required.

     On any date on which Collections are deposited in the Collection Account for a Trust, the Servicer will distribute directly to GMAC (on account of the Retained Property) an amount equal to Principal Collections on the Receivables included in the Retained Property. Whether or not the Servicer is then making daily deposits of Collections, if, at any time, the amount on deposit in a Collection Account exceeds the amount required to be so deposited, the Servicer will be permitted to withdraw from such Collection Account and pay to the Seller or GMAC, as applicable, the amount of such excess.

APPLICATION OF COLLECTIONS

     Interest Collections. With respect to each Trust, except as set forth in the related Prospectus Supplement, for each Collection Period, Trust Interest Collections, receipts under credit, liquidity and other enhancement arrangements, Servicer Advances, Investment Proceeds and amounts in the Reserve Fund will be applied to make interest payments on the related Securities, pay related Monthly Servicing Fees, make payments under credit, liquidity and other enhancement arrangements, reimburse Servicer Advances and cover certain losses on Defaulted Receivables, all as more fully set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, Interest Collections in excess of Trust Interest Collections will be paid to GMAC on account of the Retained Property.

     Principal Collections.

     Revolving Period. During the Revolving Period for a Trust and so long as no series of related Term Notes is in a Payment Period, unless otherwise provided in the related

Prospectus Supplement, no amount is required to be set aside to make principal payments on such Term Notes and distributions of Certificate Balance on related Certificates. Accordingly, all Trust Principal Collections and Additional Trust Principal on any date during the Revolving Period (together with the Cash Collateral Amount from the prior date) will be available subject to the Servicer's ability to recover advances of principal, if any, for reinvestment in additional Receivables to be purchased from the Seller and will be paid to the Seller to the extent so reinvested, provided that such amounts will be held as the Cash Collateral Amount to the extent necessary to ensure that the Daily Trust Invested Amount for such date equals the Daily Trust Balance for such date. Such determination will be made after giving effect to any payments of principal (including required principal payments) on, or additional borrowings under, the Revolving Notes on such date and all collections on, and reinvestments in, Receivables and all issuances of Securities by the Trust on such date. Unless otherwise provided in the related Prospectus Supplement, Principal Collections in excess of Trust Principal Collections will be paid to GMAC on account of the Retained Property.

     Payment Periods. During the Payment Period for any series of Term Notes of a Trust, Available Trust Principal will be allocated subject to the Servicer's ability to recover advances of principal, if any, to such series and available to make principal payments on such Term Notes to the extent described in the related Prospectus Supplement. Principal payments on any such series of Term Notes will be made in the amounts and at the times described in the related Prospectus Supplement. Available Trust Principal not so allocated to Term Notes will be applied as described above under "Revolving Period." The Payment Period, if any, for a series of Term Notes will commence on the first to occur of the related Scheduled Series Payment Period Commencement Date and the Series Early Payment Event.

     Early Amortization and Wind Down Periods. During an Early Amortization Period or the Wind Down Period for any Trust, Trust Principal Collections subject to the Servicer's ability to recover advances of principal, if any, will be retained by the Trust and not paid to Seller to the extent required to be set aside for the purpose of making payments of principal on the related Notes and distributions with respect to Certificate Balance on the related Certificates, all as more fully set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, during any such period, no additional borrowings will be permitted under the related Revolving Notes. For each Collection Period during an Early Amortization Period or the Wind Down Period for a Trust, Trust Principal Collections, together with other amounts, if any, comprising Available Trust Principal, will be applied to make the required deposits into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The relative priorities of such deposits and the amounts required to be so deposited for any Distribution Date will be set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, during the Wind Down Period for a Trust, the amount to be so applied to payments on Securities will be limited by the applicable Controlled Deposit Amount. During an Early Amortization Period for a Trust, any such limit will not apply and, in general, all Trust Principal Collections and other amounts constituting Available Trust Principal will be available to make payments on the Securities. Payments will be made on Securities during the Wind Down Period and any Early Amortization Period to the extent, if any, described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, Principal Collections in excess of Trust Principal Collections will be paid to GMAC on account of the Retained Property.

SERVICER ADVANCES

     The Servicer will make advances (each, a "SERVICER ADVANCE") to each Trust to the extent and for the purposes set forth in the related Prospectus Supplement. Unless otherwise provided, the Servicer will agree to make advances to the extent that the Servicer, in its sole discretion, expects to recoup such advances from subsequent Collections and other amounts available for such purpose as described in the related Prospectus Supplement.

LIQUIDITY AND CREDIT SUPPORT

     The amounts and types of credit, liquidity and other enhancement arrangements and the provider thereof, if applicable, with respect to each Trust will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, such arrangements may be in the form of reserve accounts, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. In addition, Securities may have the benefit of interest rate swaps, caps and floors and other derivative products, all as further described in the related Prospectus Supplement. Such arrangements may be for the benefit of one or more series or classes of Securities or all Securities issued by a Trust as described in the related Prospectus Supplement.

     The presence of a Reserve Fund and other forms of liquidity and credit support, if any, are intended to increase the likelihood of receipt by the Securityholders that are to benefit from such arrangements of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, such arrangements will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by applicable arrangements or which are not so covered, Securityholders will bear their allocable share of deficiencies as described herein and in the related Prospectus Supplement. In addition, if an arrangement is for the benefit of more than one series or class of Securities issued by a Trust, Securityholders of any such series or class will be subject to the risk that such arrangement will be exhausted by the claims of Securityholders of other series or classes.

     Reserve Fund. If so provided in the related Prospectus Supplement, for each Trust, there will be established and maintained in the name of the Indenture Trustee for the benefit of the Securityholders a Reserve Fund. Such Reserve Fund will be an Eligible Deposit Account and funds in any Reserve Fund will be invested in Eligible Investments. Except as otherwise provided in the related Prospectus Supplement, with respect to each Trust, any investment earnings (net of losses and investment expenses) with respect to the related Reserve Fund will be Investment Proceeds and will be available for distribution as described in the related Prospectus Supplement. Amounts on deposit in any Reserve Fund (other than Investment Proceeds) will be available to make payments and distributions on related Securities, to cover any related Trust Defaulted Amounts and for other purposes to the extent described in the related Prospectus Supplement. The Reserve Fund Initial Deposit, if any, made by the Seller will be specified in the related Prospectus Supplement.

     After the Initial Closing Date for any Trust, the Seller may make additional deposits into any related Reserve Fund in connection with the issuance of additional Securities or an increase in the Specified Maximum Revolver Balance. In addition, during the term of any Trust, the Seller will have the option to make an additional deposit into any related Reserve Fund in an amount not in excess of 1% of the Maximum Pool Balance. Available Trust Interest will also be available for deposit into any Reserve Fund to the extent described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, amounts on deposit in the Reserve Fund will be paid to the Seller to the extent such amounts exceed the Reserve Fund Required Amount set forth in the related Prospectus Supplement or as otherwise agreed by the Seller, and on the Trust Termination Date any funds remaining on deposit in the Reserve Fund will be distributed to the Seller. Following distribution to the Seller of amounts from the Reserve Fund, Securityholders will not have any rights in, or claims to, such amounts.

DISTRIBUTIONS

     With respect to each Trust, payments of principal and interest on the related Term Notes and Revolving Notes and distributions with respect to Certificate Balance and interest on the related Certificates will be made from amounts deposited for such purpose into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, respectively, as described in the related Prospectus Supplement. The timing, calculation, allocation, order, source, priorities and requirements for all payments to each series of Noteholders and all distributions to Certificateholders will be set forth in the related Prospectus Supplement. Payments of principal on Notes and distributions in respect of Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the Certificates will be subordinate to payments on the Notes, all as more fully described in the related Prospectus Supplement.

     With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, payments of principal and interest on all series of Term Notes will have the same priority of payment. Payments of principal and interest on Term Notes may be senior (other than in circumstances related to the occurrence of an Event of Default) or equivalent to payment on the related Revolving Notes, as described in the related Prospectus Supplement.

NET DEPOSITS AND PAYMENTS

     As an administrative convenience, the Servicer will be permitted to make the deposit of Interest Collections, Principal Collections, Servicer Advances and other amounts, for any Trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the Servicer on behalf of such Trust on such date. The Servicer, however, will account to the Indenture Trustee, the Owner Trustee and the Securityholders with respect to each Trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any Trust, at any time that the Servicer is not required to remit Collections on a daily basis and payments or distributions on any Securities are not required to be made monthly, the Servicer may retain amounts allocable to the Securities or the Distribution Accounts until the related Payment Date or Distribution Date. Pending deposit into any such Account, such Collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. In such cases, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date and other Distribution Dates.

DEFAULTS AND CHARGE-OFFS

     With respect to each Trust, the extent to which Trust Interest Collections, funds in the related Reserve Fund and other amounts are available to cover the Trust Defaulted Amount will be described in the related Prospectus Supplement. Any Trust Defaulted Amount not so covered will constitute Trust Charge-Offs. Trust Charge-Offs may be covered in subsequent periods, but only to the extent described in the related Prospectus Supplement. Amounts not so covered will reduce the principal amount of the Notes or the Certificate Balance, as the case may be (which will reduce the Daily Trust Invested Amount) and will be allocated among the Securities as set forth in the related Prospectus Supplement.

EARLY AMORTIZATION EVENTS

     Unless otherwise provided in the related Prospectus Supplement, an "EARLY AMORTIZATION EVENT" with respect to any Trust refers to any of the following events:

          (1) failure on the part of the Seller, GMAC or the Servicer to observe or perform in any material respect any of its covenants or agreements set forth in the related Pooling and Servicing Agreement or the related Trust Sale and Servicing Agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the Receivables affected by such failure are repurchased by the Seller, GMAC or the Servicer, as applicable, in accordance with the related Transfer and Servicing Agreements;

          (2) any representation or warranty made by GMAC in the related Pooling and Servicing Agreement or by the Seller in the related Trust Sale and Servicing Agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Securityholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the Receivables relating to such representation or warranty are repurchased by GMAC or the Seller, as applicable, in accordance with the related Transfer and Servicing Agreements;

          (3) failure to pay (or set aside for payment) all amounts required to be paid as principal on the Notes or distributed with respect to Certificate Balance on the applicable Stated Final Payment Date;

          (4) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 25%;

          (5) the amount on deposit in the related Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Distribution Dates;

          (6) a notice setting forth one or more Events of Default under the related Indenture and declaring the unpaid principal amount of the related Notes immediately due and payable has been given pursuant to such Indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred, if the Seller so elects, the Early Amortization Period resulting from such occurrence will terminate and the Revolving Period will recommence if a notice rescinding such declaration is given pursuant to such Indenture;

          (7) the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer (or GMAC, if it is not the Servicer) or the Seller;

          (8) on any Distribution Date, as of the last day of the related Collection Period, the aggregate principal balance of Receivables owned by the Trust which were advanced against Used Vehicles exceeds 20% of the Daily Trust Balance (for purposes of this clause (8), General Motors vehicles which are sold to daily rental car operations, repurchased pursuant to General Motors repurchase agreements and subsequently sold at auction to a General Motors- franchised dealer will not be considered to be Used Vehicles);

          (9) on any Distribution Date, the Reserve Fund Required Amount for such Distribution Date exceeds the amount on deposit in the related Reserve Fund by more than the Reserve Fund Trigger Amount as specified in the related Prospectus Supplement;

          (10) on any Distribution Date, the average Daily Trust Balance is less than 75% of the sum of the average outstanding principal balance of the related Term Notes and the average Certificate Balance (in each case, such average being determined over the six Collection Periods immediately preceding such Distribution Date (or, if shorter, the period from the related Initial Closing Date through and including the last day of the immediately preceding Collection Period));

          (11) on any Distribution Date, as of the last day of each of the two immediately preceding Collection Periods, the aggregate principal balance of all related Available Receivables is less than 70% of the aggregate principal balance of all Receivables (including Receivables owned by GMAC) in the Accounts in the related Pool of Accounts; and

          (12) any other Early Amortization Event set forth in the related Prospectus Supplement.

     Upon the occurrence of any event described above, except as described above or in the related Prospectus Supplement, an Early Amortization Event with respect to a Trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for a Trust, Trust Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the related Notes and distributions of Certificate Balance on the related Certificates and will be paid as set forth in the related Prospectus Supplement. No Controlled Deposit Amount will apply during any such period. If an Early Amortization Period commences during a Payment Period or the Wind Down Period, amounts, if any, on deposit in the Distribution Accounts will be paid to Securityholders on the first Distribution Date for such Early Amortization Period as described in the related Prospectus Supplement. Except as otherwise described in the related Prospectus

Supplement, no additional borrowings may be made on the Revolving Notes during an Early Amortization Period for the related Trust.

     In certain circumstances, so long as the related Scheduled Revolving Period Termination Date has not occurred, the Revolving Period may recommence following the occurrence of an Early Amortization Event as described in subparagraph (6) above or in the related Prospectus Supplement.

     In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the Seller, the Receivables of the Trust may be liquidated and the Trust terminated as described below in "Insolvency Events."

ADDITIONAL ISSUANCES; CHANGES IN SPECIFIED MAXIMUM REVOLVER BALANCE

     After the Initial Closing Date for a Trust, additional series of Term Notes, additional series of Revolving Notes and additional classes of Certificates may be issued by the Trust from time to time and (whether or not additional Revolving Notes are issued in connection therewith) the Specified Maximum Revolver Balance may be increased or decreased without the consent of holders of the outstanding Notes or Certificates, in each case upon the satisfaction of certain conditions specified in the related Trust Sale and Servicing Agreement. Such conditions include, among others, that

          (1) the Seller will have represented and warranted that such issuance, increase or decrease will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur, and

          (2) after giving effect to all issuances and all changes in the Specified Maximum Revolver Balance, the outstanding Certificate Balance of all then outstanding Certificates (less amounts held in the Certificate Distribution Account) as a percentage of the Maximum Pool Balance equals or exceeds the Trust's Specified Certificate Percentage (in each case as set forth in the related Prospectus Supplement).

     Any such issuance or increase in the Specified Maximum Revolver Balance is also subject to the condition that each Rating Agency provide written confirmation that such issuance or increase will not result in a reduction or withdrawal of the rating of any outstanding Securities. There is no limit to the number of series of Term Notes that may be issued under the related Trust Sale and Servicing Agreement or the related Indenture.

     The Seller may offer any Securities under a Disclosure Document in transactions either registered under the Act, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Securities may be issued in fully registered or book-entry form in minimum denominations determined by the Seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, as compensation for its servicing activities with respect to the related Receivables, on each Distribution Date, the Servicer will receive a servicing fee (the "MONTHLY SERVICING FEE") for the preceding Collection Period equal to one-twelfth of the Servicing Fee Rate multiplied by the average daily balance of the Daily Trust Invested Amount for such Collection Period. The Monthly Servicing Fee will be payable to the

Servicer solely to the extent amounts are available for distribution therefor as described in the related Prospectus Supplement.

     The Monthly Servicing Fee associated with each Trust is intended to compensate the Servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner, including, without limitation, collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits and maintaining records with respect to the Accounts and Receivables arising thereunder. With respect to any Pool of Accounts, the Servicer will service the Receivables included in the Retained Property as well as the Receivables sold to the related Trust.

     The Monthly Servicing Fee will also compensate the Servicer for managerial and custodial services performed by the Servicer on behalf of the Trust, including accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to payments and distributions, making Servicer Advances, if any, providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Indenture Trustee and the Owner Trustee pursuant to the related Trust Sale and Servicing Agreement, and providing related data processing and reporting services for Securityholders and on behalf of the Indenture Trustee and Owner Trustee. The Monthly Servicing Fee will also serve to reimburse the Servicer for certain taxes (other than federal, state and local income and franchise taxes, if any, of the Trust or the Securityholders), the fees of the Owner Trustee and the Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Pool of Accounts.

SERVICING PROCEDURES

     Pursuant to each Pooling and Servicing Agreement and related Trust Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables under the related Accounts in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floor plan lines of credit, except where the failure to so act would not have a material adverse effect on the interests of the Securityholders.

     Pursuant to each Pooling and Servicing Agreement and the related Trust Sale and Servicing Agreement, the Servicer may only modify the contractual terms of the Accounts included in the related Pool of Accounts in general if:

          (1) in the Servicer's reasonable belief, no Early Amortization Event will occur as a result of the change,

          (2) the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the Servicer and not only to such Accounts and

          (3) in the case of a reduction in the rate of finance charges on the Receivables transferred to the Trust, the Servicer does not reasonably expect that such reduction will, after considering amounts due and amounts payable under any related interest rate swaps or caps or similar agreements and Investment Proceeds for the related period, reduce the Net Receivables Rate below the sum of (a) the weighted average of the rates of interest payable to related Securityholders and (b) the Monthly Servicing Fee for the related period.

     The Servicer is not, however, precluded from renegotiating the contractual terms of agreements with Dealers on a case-by-case basis in a manner consistent with its servicing guidelines.

SERVICER COVENANTS

     In each Pooling and Servicing Agreement, the Servicer will agree that:

          (1) it will maintain in effect all qualifications required in order to service the Accounts included in the related Pool of Accounts and related Receivables and will comply in all material respects with all requirements of law in connection with servicing such Accounts and Receivables, except where the failure to maintain such qualifications to comply with such requirements would not have a material adverse effect on the related Securityholders of any outstanding related series;

          (2) it will not permit any rescission or cancellation of Receivables held by the Trust except as ordered by a court of competent jurisdiction or other government authority;

          (3) it will do nothing to impair the rights of the related Securityholders in the Receivables held by the Trust and it will not reschedule, revise or defer payments due on any Receivable held by the Trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by the related Trust Sale and Servicing Agreement; and

          (4) it will not permit any Receivable held by the Trust to become subject to any right of set-off or any offsetting balance.

     For each Trust, pursuant to the related Pooling and Servicing Agreement and the related Trust Sale and Servicing Agreement, if the Seller or the Servicer discovers, or receives written notice, that certain covenants of the Servicer set forth therein have not been complied with in all material respects with respect to any related Receivable transferred to the Trust or related Account and such noncompliance has a material adverse effect on the interests of related Securityholders in or under such Receivable or Account, the Servicer will purchase such Receivable or all Receivables transferred to the Trust under such Account (each, an "ADMINISTRATIVE RECEIVABLE"), as applicable. Such purchase will be made no later than two Business Days (or such other period as may be agreed by the applicable Trustee) following the discovery by the Servicer of such noncompliance.

     With respect to each Administrative Receivable the Servicer will be obligated to deposit into the related Collection Account on the date on which such purchase is deemed to occur an amount (the "ADMINISTRATIVE PURCHASE PAYMENT") equal to the principal amount of such Receivable plus accrued but unpaid interest thereon through the date of such purchase. An Administrative Purchase Payment will be included in Additional Trust Principal (to the extent of the principal amount of the related Receivable) and Interest Collections (as to the remainder of such amount). Any such purchase by the Servicer constitutes the sole remedy available to the Securityholders, the Seller, the Owner Trustee, the Indenture Trustee or the Trust, if such covenant or warranty of the Servicer is not satisfied.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Trust Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder and under the related Pooling and Servicing Agreement, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed Servicer's servicing obligations and duties under the related Transfer and Servicing Agreements.

     Each Trust Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust, Indenture Trustee, Owner Trustee or any related Securityholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the related Owner Trustee for any contractual damages, liability or expense incurred by reason of such trustee's wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of such trustee's duties under the applicable Transfer and Servicing Agreements or by reason of reckless disregard of its obligations and duties thereunder.

     In addition, each Trust Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed therefor out of the related Collection Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

     Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any entity 50% or more of the voting stock or interest of which is owned, directly or indirectly, by General Motors and which is otherwise servicing wholesale receivables, which entity in each of the foregoing cases assumes the obligations of the Servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, will be the successor of the Servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement.

     So long as GMAC acts as Servicer, the Servicer may at any time subcontract any duties as Servicer under the Trust Sale and Servicing Agreement or Pooling and Servicing Agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by General Motors or to any entity that agrees to conduct such duties in accordance with the Servicer's servicing guidelines and the Trust Sale and

Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through subcontractors who are in the business of servicing receivables similar to the Receivables, provided that no such delegation will relieve the Servicer of its responsibility with respect to such duties.

SERVICING DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, a "SERVICING DEFAULT" under each Trust Sale and Servicing Agreement will consist of:

          (1) any failure by the Servicer to make any required distribution, payment, transfer or deposit or to direct the related Indenture Trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the Indenture Trustee or the Owner Trustee is received by the Servicer or after discovery of such failure by an officer of the Servicer;

          (2) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Sale and Servicing Agreement, the related Pooling and Servicing Agreement, the related Indenture or the related Trust Agreement, which failure materially and adversely affects the rights of the Securityholders and which continues unremedied for 90 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee or the Owner Trustee or to the Servicer and the Indenture Trustee and the Owner Trustee by holders of Notes or Voting Interests, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or Voting Interests or after discovery of such failure by an officer of the Servicer;

          (3) any representation, warranty or certification made by the Servicer in such Trust Sale and Servicing Agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and such inaccuracy has a material adverse effect on the rights of the related Securityholders and such effect continues unremedied for a period of 60 days after the giving of written notice thereof to the Servicer by the Indenture Trustee or the Owner Trustee; or

          (4) certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, there will be no Servicing Default where a Servicing Default would otherwise exist under clause (1) above for a period of ten Business Days or under clauses (2) or (3) for a period of 60 days if the delay or failure giving rise to such Servicing Default was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee, the Seller and the Securityholders with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICING DEFAULT

     As long as a Servicing Default under a Trust Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of such then outstanding Notes (or, if the Notes have been paid in full and the related Indenture has been discharged with respect thereto, by the related Owner Trustee or Certificateholders whose Certificates evidence not less than a majority of the Voting Interests) may terminate all the rights and obligations of the Servicer under such Trust Sale and Servicing Agreement and the related Pooling and Servicing Agreement, whereupon such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreements and will be entitled to similar compensation arrangements.

     If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicing Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Securityholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in such Trust Sale and Servicing Agreement. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Trust Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then-outstanding Notes (or, if the Notes have been paid in full and the related Indenture has been discharged with respect thereto, by the Certificateholders whose Certificates evidence not less than a majority of the Voting Interests), voting as a single class, may, on behalf of all such Securityholders, waive any default by the Servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences, except a Servicing Default in making any required distributions, payments, transfers or deposits in accordance with the Trust Sale and Servicing Agreement. No such waiver will impair the rights of the Indenture Trustee, the Owner Trustee, or the Securityholders with respect to subsequent defaults.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Payment Date and Distribution Date, with respect to each Trust, the Servicer will provide to the Indenture Trustee and the Owner Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to Securityholders on such date under the Transfer and Servicing Agreements.

EVIDENCE AS TO COMPLIANCE

     Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee on or before August 15 of each year, beginning no later than the first August 15 which is at least twelve months after the related Initial Closing Date, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or in the case of the first such statement, the period from the Initial Closing Date to June 30 of such year) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Trust Sale and Servicing Agreement will also provide for delivery to the Owner Trustee and the Indenture Trustee, on or before August 15 of each year, beginning no later than the first August 15 which is at least twelve months after the related Initial Closing Date, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Trust Sale and Servicing Agreement throughout the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Initial Closing Date to June 30 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Indenture Trustee and the Owner Trustee notice of Servicing Defaults under the related Trust Sale and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by request in writing addressed to the applicable Indenture Trustee or Owner Trustee.

AMENDMENTS

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Securityholders

          (1) to cure any ambiguity,

          (2) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein,

          (3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any Securityholders (provided that if any such addition affects any series or class of Securityholders differently than any other series or class of Securityholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any series or class of Securityholders),

          (4) to add to the covenants, restrictions or obligations of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee for the benefit of Securityholders, or

          (5) to add, change or eliminate any other provision of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Securityholders.

     Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of such Securityholders, except that no such amendment may

          (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any Security without the consent of the holder thereof,

          (2) adversely affect the rating of any series by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes or the Voting Interests of the outstanding Certificates, as appropriate, of such series or

          (3) reduce the aforesaid percentage required to consent to any such amendment without the consent of such aforesaid percentage of Securityholders.

INSOLVENCY EVENTS

     If pursuant to certain provisions of federal law GMAC becomes party to any involuntary bankruptcy or similar proceeding (other than as a claimant), the Seller will suspend its purchase of Receivables from GMAC under each Pooling and Servicing Agreement. If GMAC or the Seller obtains an order approving the continued sale of Receivables to the Seller on the same terms as, or on terms that do not have a material adverse effect on Securityholders as compared to, the terms in effect prior to the commencement of such proceeding, GMAC may resume selling Receivables to the Seller. Receivables will be considered transferred to the Seller only to the extent the purchase price therefor has been paid in cash on the same Business Day. If such involuntary proceeding has not been dismissed within 60 days of its filing, the Seller may not thereafter purchase Receivables from GMAC under any Pooling and Servicing Agreement and thus, no additional Receivables will be transferred to any Trust. See "Certain Legal Aspects" in this Prospectus.

     Each Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the related Trust without the unanimous prior approval of all related Certificateholders (including the Seller) and the delivery to the Owner Trustee by each such Certificateholder (including the Seller) of a certificate certifying that each such Certificateholder reasonably believes that such Trust is insolvent.

     In each Trust Sale and Servicing Agreement, the Servicer and the Seller will covenant that they will not, for a period of one year and one day after the final distribution with respect to the related Notes and the related Certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

SELLER LIABILITY; INDEMNIFICATION

     Each Trust Sale and Servicing Agreement provides that the Servicer will indemnify the Indenture Trustee and the Owner Trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that neither the Indenture Trustee nor Owner Trustee will be so indemnified if such acts or omissions or alleged acts or omissions constitute wilful misfeasance, bad faith or negligence by the Indenture Trustee or the Owner Trustee, as applicable. In addition, the Servicer will indemnify the Trust, the Indenture Trustee, the Owner Trustee and the Securityholders against losses arising out of the negligence, wilful misfeasance or bad faith of the Servicer in the performance of its duties under the Transfer and Servicing Agreements and the Indenture or by reason of its reckless disregard of its obligations and duties thereunder. The Servicer will also indemnify such parties against any taxes that may be asserted against such parties with respect to the transactions contemplated in the Trust Sale and Servicing Agreement, other than taxes with respect to the sale of Receivables or Securities, the ownership of Receivables or the receipt of payments on Securities or other compensation.

TERMINATION

     Each Trust will terminate (the "TRUST TERMINATION DATE") on the earlier to occur of

          (1) the day following the Distribution Date on which all amounts required to be paid to the related Securityholders pursuant to the related Transfer and Servicing Agreements have been paid (or deposited in the related Distribution Accounts) and the aggregate outstanding balance of the Revolving Notes is zero, if the Seller elects to terminate the Trust at such time, and

          (2) the Specified Trust Termination Date as set forth in the related Prospectus Supplement.

     Upon termination of a Trust and payment (or deposit to the Distribution Accounts) of all amounts to be paid to Securityholders, the Receivables and all other assets of the Trust (other than funds in the related Distribution Accounts for the final distributions to the Securityholders and after distribution to GMAC from the Collection Account of amounts on account of the Retained Property, if required) will be conveyed and transferred to the Seller.

OPTIONAL PURCHASE BY THE SERVICER

     During the Wind Down Period and as otherwise set forth in the related Prospectus Supplement, the Servicer (including any successor servicer) will be permitted, at its option, to purchase from each Trust all remaining Receivables and other assets to the extent provided in the related Prospectus Supplement.

INTERCREDITOR ARRANGEMENTS

     The agreements governing the Accounts provide for a security interest in favor of GMAC in the Vehicles related to Receivables thereunder. With respect to the Receivables to be conveyed to the Trust, GMAC will represent in the related Pooling and Servicing Agreement that the security interest in the related Vehicles is a first priority perfected security interest. The security interest in favor of GMAC in the Vehicles related to each Account in the related Pool of Accounts will be assigned by GMAC to the Seller pursuant to each Pooling and Servicing Agreement and assigned to the applicable Trust by the Seller pursuant to the related Trust Sale and Servicing Agreement. In its other lending activities, GMAC may have made capital loans, real estate loans or other loans to Dealers that are also secured by a security interest in such Vehicles. In each Pooling and Servicing Agreement, GMAC will agree that any security interests in such Vehicles that it may have in respect of advances or loans to Dealers other than the related Receivables shall be junior and subordinate to the security interests therein granted in connection with the related Receivables and that it will not realize on any such collateral in a manner materially adverse to the Seller or any Trust and the Securityholders until the Seller and the related Trust have been paid in full in respect of their interests in the Receivables related to such Vehicles.

     In addition, in connection with any such other loans or advances made by GMAC to a Dealer, GMAC may also have a security interest in property constituting Collateral Security other than Vehicles. In such cases, GMAC, in its sole discretion, may realize on such other Collateral Security for its own benefit in respect of such loans or advances before the Indenture Trustee, on behalf of any Trust, is permitted to realize upon such other Collateral Security and the security interests of the Indenture Trustee therein shall be junior and subordinate to the security interests of GMAC granted in connection with such other loans and advances. Because of the subordinate position of any Indenture Trustee in respect of such other Collateral Security, there is no assurance that any Indenture Trustee will realize any proceeds in respect of any such other Collateral Security.

ADMINISTRATION AGREEMENT

     GMAC, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an agreement (an "ADMINISTRATION AGREEMENT") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $1,500, which fee will be paid by the Servicer.

                             CERTAIN LEGAL ASPECTS

TRANSFER OF RECEIVABLES

     On the Initial Closing Date for any Trust, on each Addition Date and on each Receivables Purchase Date, GMAC will sell, transfer and assign to the Seller and the Seller will sell, transfer and assign the Eligible Receivables in the Accounts included in the related Pool of Accounts to the Trust. In the related Pooling and Servicing Agreement, GMAC will represent and warrant to the Seller that the sale, transfer and assignment of such Receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of GMAC in and to such Receivables to the Seller. In the related Trust Sale and Servicing Agreement, the Seller will represent and warrant to the Trust that the Seller has taken no action to make such representations and warranties false in any material respect and that the sale, transfer and assignment of such Receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the Seller in and to such Receivables to the Trust.

     Each of GMAC and the Seller will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any such Receivable other than to the Seller or to the Trust, as applicable, or as otherwise contemplated by the related Transfer and Servicing Agreements. For a discussion of the rights of each Trust arising from these representations and warranties, see "The Transfer and Servicing Agreements Representations and Warranties" in this Prospectus. To secure its payment obligations under the Notes, pursuant to the Indenture, the Trust will grant a security interest in such Receivables to the Indenture Trustee.

     GMAC will represent in each Pooling and Servicing Agreement that the Receivables to be conveyed to the Trust are either "chattel paper," "accounts" or "general intangibles" for purposes of the UCC. If Receivables are deemed to be chattel paper or accounts and the transfer thereof by GMAC to the Seller or by the Seller to a Trust is deemed either to be a sale or to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If Receivables are deemed to be general intangibles and the transfer thereof by GMAC to the Seller or by the Seller to a Trust is deemed to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If Receivables are deemed to be general intangibles and the transfer thereof is deemed to be a sale, state law other than the UCC may determine the appropriate steps to perfect such sale. Financing statements covering the Receivables to be conveyed to the Trust will be filed under the UCC by both the Seller and each related Trust to perfect and/or protect their respective interests in such Receivables (to the extent such filings are required to so perfect and/or protect such interests), and continuation statements will be filed as required to continue the perfection of such interests. No filings will be made under any state laws other than the UCC.

     There are circumstances under the UCC and applicable federal law in which certain limited subsequent transferees of a Receivable held by the Trust could have an interest in such Receivable with priority over the Trust's interest in such Receivable. A purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in the chattel paper. If the transfer of Receivables to the Seller or a Trust were recharacterized as a pledge, a tax or other lien on property of GMAC or the Seller may also have priority over the interest of the Trust in such Receivable. Further, cash collections on the Receivables held by each Trust may, to the extent described above, be commingled with the funds of GMAC as Servicer and amounts due to GMAC as the holder of the Retained Property held by each Trust and, in the event of the bankruptcy of GMAC, the Trust may not have a perfected interest in such collections.

     GMAC will represent and warrant in the Pooling and Servicing Agreement that each Receivable at the time of the sale to the Seller is secured by a first priority perfected security interest in the related Vehicles. Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. GMAC takes all actions it deems necessary under applicable state laws to perfect GMAC's security interest in Vehicles. However, at the time a Vehicle is sold or leased, GMAC's security interest in the Vehicle will generally terminate. Therefore, if a Dealer fails to remit to GMAC amounts owed with respect to any Vehicle that has been sold or leased, the related Receivable will no longer be secured by such Vehicle, but will be secured by the proceeds of such retail sale or lease and, to the extent applicable, other Collateral Security. If the proceeds of such sale or lease include chattel paper (such as most retail instalment contracts), certain limited subsequent transferees of that chattel paper could have an interest therein with priority over the Trust's interest therein.

CERTAIN MATTERS RELATING TO BANKRUPTCY

     The Seller's by-laws include a provision that, under certain circumstances, requires the Seller to designate at least one director who qualifies under the by-laws as "Independent

Directors." The Seller's certificate of incorporation provides that the Seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the Transfer and Servicing Agreements, the Owner Trustee, the Indenture Trustee and all Securityholders will covenant that they will not institute against the Seller any bankruptcy, reorganization or other proceedings under any Insolvency Laws until one year and one day after all Securities have been paid in full. In addition, certain other steps will be taken to avoid the Seller's becoming a debtor in a bankruptcy case. The Seller will agree not to file a voluntary petition for relief under the Insolvency Laws so long as it is solvent and does not foresee becoming insolvent, and GMAC, as the sole stockholder of the Seller, will agree that it will not cause the Seller to file such a petition.

     The transfers of Receivables from GMAC to the Seller and from the Seller to the Trust have been structured as, and will be treated by the parties as, sales. In 1993, the U.S. Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that GMAC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to apply this analysis or otherwise take the position that the transfer of such Receivables from such debtor to the Seller or a Trust, as the case may be, should be recharacterized as a pledge of such Receivables to secure a borrowing by such debtor, then delays in receipt of Collections on such Receivables to the related Trust and payments on the related Securities could result or, should the court rule in favor of any such creditor, trustee in bankruptcy or debtor, reductions in the amount of such payments could result.

     In addition, in the event that GMAC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to request a court to order that GMAC should be substantively consolidated with the Seller, delays in payments on the Securities could result. Should the bankruptcy court rule in favor of any such creditor, trustee in bankruptcy or debtor, reductions in the amount of such payments could result.

     If General Motors, GMAC or the Seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. In such event, all Trust Principal Collections would be applied to principal payments on related Securities and Receivables arising in the related Accounts thereafter would no longer be sold to the Seller and transferred to the related Trust. The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will also result in a Servicing Default. A trustee in bankruptcy of the Servicer (including the Servicer as debtor in possession) may have the power to prevent either the Indenture Trustee, the Owner Trustee or the Securityholders from appointing a successor Servicer.

     In addition, if any Transfer and Servicing Agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to such agreement (including such party as debtor in possession) may have the power to assume (i.e., reaffirm) or reject such agreement. A party deciding whether to assume or reject any such agreement would be given a reasonable period of time to make such decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the related Securities.

     Transfers made in certain isolated transactions contemplated by the Transfer and Servicing Agreements (including payments made by GMAC or the Seller with respect to repurchases or reassignments of Receivables and the transfers in connection with the designation of Additional Accounts) may be recoverable by GMAC or the Seller, as debtor in possession, or by a trustee in bankruptcy of GMAC or the Seller, as a preferential transfer from GMAC or the Seller if such transfers are made within certain periods prior to the filing of a bankruptcy case in respect of GMAC or the Seller and certain other conditions are met.

     In addition, application of federal bankruptcy and state debtor relief laws to any Dealer could affect the interests of the related Trust and the related Indenture Trustee in the Receivables of such Dealer if the enforcement of such laws result in any Receivables conveyed to the Trust being written off as uncollectible by the Servicer. Whether or not any such Receivables are written off as uncollectible, delays in payments due on such Receivables could result.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Term Notes and/or Certificates offered hereunder. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Term Notes, the Revolving Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Term Noteholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of Term Notes in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Noteholders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Term Notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Term Notes and/or Certificates as "capital assets" within the meaning of Section 1221 of the Code. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TERM NOTES.

TAX CHARACTERIZATION AND TREATMENT OF TERM NOTES

     Characterization as Debt. With respect to each series of Notes (except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable Prospectus Supplement), Kirkland & Ellis, special tax counsel to the Seller ("TAX COUNSEL"), will deliver its opinion to the effect that the Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. See "Tax Characterization of the Trust--Risks of Alternative Characterization" below for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of the Term Note and Certificates for federal income tax purposes.

     Treatment of Stated Interest. Based on the foregoing opinion, and assuming the Notes are not issued with original issue discount ("OID"), the stated interest on a Note will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Interest received on a Note may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. Except to the extent indicated in the related Prospectus Supplement, no series of Notes will be issued with OID. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless such excess falls within a statutorily defined de minimis exception. A Note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the Note through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The "issue price" will be the first price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     If a Note were treated as being issued with OID, a Noteholder would be required to include OID in income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

     A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") will generally not be required to include OID on the Note in income as it accrues, provided such holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the Note as inventory, a regulated investment company or common trust fund, or the beneficial owner of certain pass-through entities specified in the Code, or provided such holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if such Note is payable in installments, as principal is paid thereon. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of the interest income, if any, and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short- Term Note on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the Treasury Department) with respect to such obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

     A holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

     Disposition of Notes. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID and market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Notes Subject to Contingencies. The United State federal income tax consequences to a holder of the ownership and disposition of Notes that provide for one or more contingent payments will vary depending on the exact terms of the Notes and related factors. Such Notes may be subject to rules that differ from the general rules discussed above. The United States federal income tax consequences to a holder of Notes that provide for contingent payments will be summarized in the applicable Prospectus Supplement.

     Information Reporting and Backup Withholding. The Trustee will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder will be required to provide to the Trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trustee will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 1999. Noteholders should consult their tax advisors with respect to the impact, if any, of the new regulations.

     Because the Seller will, for federal income tax purposes, treat all Term Notes as indebtedness issued by a Trust characterized as either a partnership or a division of whichever entity owns all of the Certificates, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterization of a Trust.

     Tax Consequences to Foreign Noteholders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided that the foreign person (1) is not actually or constructively a "10 percent shareholder" of the applicable Trust or the Seller (including a holder of 10% of the outstanding Certificates of such Trust) or a "controlled foreign corporation" with respect to which such Trust or the Seller is a "related person" within the meaning of the Code and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Term Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Trustee within 30 days of such change. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent, unless such tax were reduced or eliminated pursuant to an applicable tax treaty. The IRS has amended the transition period relating to new regulations governing withholding, backup withholding and information reporting requirements. Withholding certificates or statements that are valid on December 31, 1999, may be treated as valid until the earlier of its expiration or December 31, 2000. All existing certificates or statements will cease to be effective after December 31, 2000.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Term Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Term Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

TAX CHARACTERIZATION OF THE TRUST

     Depending upon whether Certificates are owned by one or more persons, the Trust will be treated as a partnership or a division of Seller for federal income tax purposes. The relevant Prospectus Supplement will specify the treatment of the Trust for federal income tax purposes.

     If the Trust issues Certificates only to the Seller, the equity of the Trust will be wholly-owned by the Seller. In this case, under the "check-the-box" Treasury regulations, the Trust will be treated as a division of the Seller, and hence a disregarded entity for federal income tax purposes. In other words, for federal income tax purposes, the Seller will be treated as the owner of all the assets of the Trust and the obligor of all the liabilities of the Trust. Accordingly, the Trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the "check-the-box" Treasury regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. Because it is a business trust, the Trust will not qualify as a trust for federal income tax purposes, and accordingly, if Certificates are sold or issued in any manner which results in there being more than one Certificateholder, the Trust will be treated as a partnership.

     If Certificates are issued to more than one person, the Seller and the Servicer will agree, and the applicable Certificateholders will agree by their purchase, to treat each Trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the Certificateholders (including the Seller) and the Term Notes and the Revolving Notes being debt of such partnership. However, the proper characterization of the arrangement involving the Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     Risk of Alternative Characterization. If a Trust were an association taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable Notes and Certificates (and Certificateholders could be liable for any such tax that is unpaid by such Trust). However, upon the issuance of each series of Certificates, Tax Counsel will deliver its opinion that such Trust will not be classified as an association taxable as a corporation.

     Under the Code and certain Treasury Regulations (the "PTP REGULATIONS") a partnership may be classified as a publicly traded partnership ("PTP") if equity interests therein are traded on an "established securities market" or are "readily tradeable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation. This generally has the effect of materially reducing the PTP's net income. However, the Trust will comply with certain safe harbors available under the PTP Regulations to avoid PTP characterization. Furthermore, the Trust, even if it were classified as a PTP, would avoid taxation as a corporation if 90% or more of its annual income constituted "qualifying income" not derived in the conduct of a "financial business"; it is unclear, however, whether the Trust's income would be so classified.

TAX CHARACTERIZATION AND TREATMENT OF CERTIFICATES

     If Certificates are issued to more than one person, the Seller and the Owner Trustee have agreed, and each Certificateholder will agree by accepting a Certificate (or a beneficial interest therein), to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller), and the Term Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Seller and the Owner Trustee is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     Although, in the opinion of Tax Counsel, the Trust will not be an association or PTP taxable as a corporation, because of the lack of cases or rulings on similar transactions, as discussed above, a variety of alternative characterizations are possible in addition to the position that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or of the Trust. Any such characterization would not, however, result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, as described below. The following section ("Partnership Taxation") assumes that there is more than one Certificateholder, and accordingly, that the Certificates represent equity interests in a partnership.

PARTNERSHIP TAXATION

     As a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on Receivables (including appropriate adjustments for market discount, original issue discount, and bond premium), amounts received on the Basis Swap, and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, amounts paid on the Basis Swap, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (with respect to the Trust, the Trust Agreement and other Related Documents). The Trust Agreement will provide that taxable income of the Trust will be allocated to the Certificateholders for each Collection Period equal to the sum of (1) interest distributable on the Certificates on the Distribution Date related to such Collection Period and (2) any Trust income attributable to discount on the Receivables that corresponds to any excess of the Certificate Balance of the Certificates over their initial issue price. No additional taxable income will be allocated to the Certificateholders. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, there can be no assurance that the net amount of income so allocated will equal the amount distributed on the Certificates. Thus, cash method holders may in effect be required to report income from the Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Additionally, if the Trust were deemed to be engaged in a trade or business for purposes of Section 512 of the Code, all of the taxable income allocated to a Certificateholder that is a pension or profit sharing plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to such a holder under the Code. In any event, most of the income allocated to such Certificateholders will be taxable under the rules applicable to unrelated debt financed income.

     An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of adjusted gross income, and in addition, certain other limitations may apply. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that none of the Receivables were or will be originated with original issue discount ("OID"), and therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis).

     The Trust will make an election that will result in any market discount on the Receivables being included in income currently as such discount accrues over the life of the Receivables. As indicated above, a portion of such market discount income will be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute all of its assets to a new entity classified as a partnership for federal income tax purposes (the "NEW TRUST") in exchange for all the interests in the New Trust. Immediately thereafter, the Trust will be deemed to distribute the interests in the New Trust to the purchasing Certificateholder and all remaining Certificateholders in proportion to their interests in the Trust in liquidation of the Trust. The Trust may not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of information.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the amount paid for such Certificate increased by his share of Trust income (includible in his income) and decreased by any distributions received with respect to such Certificate. In addition, both tax basis in a Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Term Notes and certain other liabilities of the Trust. A holder acquiring Certificates at different prices likely will be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement or disposition of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the Certificate Balance of the Certificates owned by them as of the first record date following the end of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets would not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to maintain the books of the Trust. Such books will be maintained on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     The Seller, as the tax matters partner, will be responsible for representing the Trust in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences in Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may generally rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures unless the holder is an exempt recipient under applicable provisions of the Code.

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any series of Term Notes or the holders thereof under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of this transaction. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the applicable Trust as well as any state and local tax consequences to them of purchasing, holding and disposing of Term Notes.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Term Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless otherwise provided in the related Prospectus Supplement, although there is little guidance on the subject, the Seller believes the Term Notes of each Trust would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Other exceptions, if any, from application of the Plan Assets Regulation available with respect to any Term Notes will be discussed in the related Prospectus Supplement.

     However, without regard to whether Term Notes are treated as an equity interest for such purposes, the acquisition or holding of Term Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Servicer, the related Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Term Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60. regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Term Notes should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (each, an "UNDERWRITING AGREEMENT") with respect to each series of Term Notes offered thereby, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Term Notes set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Term Notes described therein which are offered hereby and by the related Prospectus Supplement if any of such Term Notes are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either:

          (1) set forth the price at which each series of Term Notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Term Notes or

          (2) specify that such Term Notes are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Term Notes, the public offering price and such concessions may be changed.

     The extent, if any, to which the closing of the sale of any series of Term Notes is conditioned upon the closing of any other series of Securities will be set forth in the related Prospectus Supplement.

     Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

     The place and time of delivery for the Term Notes in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Term Notes will be passed upon for each Trust, the Seller and GMAC by Robert L. Schwartz, Esq., General Counsel of the Seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to each Trust, the Seller and GMAC. Mr. Schwartz owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for each Trust, the Seller and the Servicer by Kirkland & Ellis.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the Securities (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). This Prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

     As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at: General Motors Acceptance Corporation, 3044 West Grand Boulevard, Detroit, Michigan 48202.

                               GLOSSARY OF TERMS

     This Glossary of Terms does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the related Transfer and Servicing Agreements, forms of which are filed as an exhibit to the Registration Statement of which this Prospectus is a part. Certain capitalized terms used but not defined in the Prospectus or this Glossary of Terms are defined in the related Prospectus Supplement. References to the singular include references to the plural and vice versa.

     "Account" means an individual line of credit or related lines of credit represented by a revolving dealer floor plan financing agreement extended or maintained by GMAC to a United States corporation or other entity or person engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

     "Addition Date" means, with respect to each Trust and any Additional Account, the date on which such Account is added to the Pool of Accounts.

     "Additional Account" means, with respect to each Trust, any Account designated by the Seller from time to time after the related Initial Cut-Off Date to be included in the related Pool of Accounts, as described in "The Transfer and Servicing Agreements--Addition and Removal of Accounts."

     "Additional Cut-Off Date" means, with respect to each Trust and any Additional Account, the date specified as such in a written notice provided by the Servicer to the Seller.

     "Additional Trust Principal" means, for any date, the sum of amounts applied to cover the Trust Defaulted Amount and other amounts, all as more fully described in the related Prospectus Supplement.

     "Administration Agreement" means, with respect to each Trust, the Administration Agreement, dated as of the Initial Closing Date, among GMAC, as Administrator, the Trust and the related Indenture Trustee, as amended and supplemented from time to time.

     "Administrative Purchase Payment" has the meaning set forth in "The Transfer and Servicing Agreements--Servicer Covenants."

     "Administrative Receivable" has the meaning set forth in "The Transfer and Servicing Agreements Servicer Covenants."

     "Administrator" has the meaning set forth in "The Transfer and Servicing Agreements--Administration Agreement."

     "Auction Vehicles" means, under GMAC's current practices and policies, vehicles purchased at a closed auction conducted by General Motors or others.

     "Available Receivable" means, with respect to each Trust, unless otherwise provided in the related Prospectus Supplement, a Receivable that is identified by GMAC as satisfying the criteria set forth in clauses (1) through (16) of the definition of Eligible Receivable.

     "Available Trust Interest" means, with respect to each Trust, for any Distribution Date, the sum of (1) Trust Interest Collections, (2) Investment Proceeds and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make interest payments on Securities and pay other amounts, all as more fully described in the related Prospectus Supplement.

     "Available Trust Principal" means, with respect to each Trust, for any Distribution Date, the sum of (1) Trust Principal Collections for the related Collection Period, (2) Additional Trust Principal and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make payments of principal on the Notes and distributions with respect to Certificate Balance on the Certificates, all as more fully described in the related Prospectus Supplement.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended.

     "Benefit Plan" has the meaning set forth in "ERISA Considerations."

     "Business Day" means, unless otherwise provided in the related Prospectus Supplement, any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, remain closed.

     "Cash Accumulation Event" has the meaning set forth in "The Term Notes-- Principal and Interest on the Term Notes."

     "Cash Accumulation Period" has the meaning set forth in "The Term Notes-- Principal and Interest on the Term Notes."

     "Cash Collateral Amount" means, with respect to each Trust as of any date, the amount of cash that is required to be held on behalf of such Trust in order to ensure that the Daily Trust Balance at least equals the Daily Trust Invested Amount as described under "The Transfer and Servicing Agreements--Application of Collections--Principal Collections."

     "Cede" means CEDE & Co., the nominee of DTC and initially the sole owner of record of the Term Notes.

     "Cedelbank Participants" has the meaning set forth in "The Term Notes--Book-Entry Registration."

     "Certificate Balance" means, at any time, with respect to each Trust, the outstanding principal amount of the related Certificates as described in the related Prospectus Supplement.

     "Certificate Distribution Account" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

     "Certificate Rate" means, for any Distribution Date and with respect to any class of Certificates, the Certificate Rate specified in the related Prospectus Supplement.

     "Certificateholders" means, with respect to each Trust, unless the context otherwise requires, the holders of record of the Certificates.

     "Certificates" means the Asset-Backed Certificates issued by the Trust.

     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

     "Collateral Security" means, with respect to an Account included in the Pool of Accounts and Receivables arising in such Account, all collateral security granted to secure the obligations of the related Dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

     "Collection Account" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

     "Collection Period," including "related Collection Period," means, with respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     "Collections" means Interest Collections and Principal Collections.

     "Commission" means the Securities and Exchange Commission.

     "Controlled Deposit Amount" means, with respect to any Trust or any series or class of Securities, on any date, the amount set forth or determined as described in the related Prospectus Supplement, which amount limits the amount of Principal Collections that may be applied to make principal payments on the Notes or distributions of Certificate Balance (or be set aside for such purpose).

     "Cooperative" has the meaning set forth in "The Term Notes--Book-Entry Registration."

     "Daily Portion" has the meaning set forth in "Certain Federal Income Tax Consequences--Characterization and Treatment."

     "Daily Trust Balance" means, with respect to each Trust, for any date, the aggregate principal balance of all Receivables held by the Trust on such date.

     "Daily Trust Invested Amount" means, with respect to each Trust, for any date during a Collection Period, an amount equal to (without duplication):

          (1) the outstanding aggregate principal amount of the related Term Notes on such date plus

          (2) the outstanding Certificate Balance on such date plus

          (3) the Net Revolver Balance for such date minus

          (4) the Cash Collateral Amount for such date minus

          (5) any amounts held on such date in a related Distribution Account, Cash Accumulation Account or other account for payment of principal on the Notes or distribution of Certificate Balance on the Certificates, minus,

          (6) the amount of unreimbursed Trust Charge-Offs as of such date.

     "Dealer" means, with respect to each Trust, any corporation, entity or other person the Receivables of which are included in the Trust.

     "Dealer Overconcentration Receivables" means, for any date, with respect to any Dealer or group of affiliated Dealers (as determined in accordance with the Servicer's standard procedures for identifying and tracking accounts of affiliated dealers), the outstanding Available Receivables with respect to such Dealer or group of affiliated Dealers to the extent, if any, of the excess of:

          (1) the aggregate principal balance of all such Available Receivables on such date over

          (2) 1.0% (or such other percentage as may be set forth in the related Prospectus Supplement) of the sum of (a) the Specified Maximum Revolver Balance and (b) the aggregate principal balance of all outstanding Term Notes as of such date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period. If, on any date, there exist Dealer Overconcentration Receivables with respect to a Dealer or group of affiliated Dealers, those Receivables constituting Dealer Overconcentration Receivables shall be identified pursuant to the procedures set forth in the related Trust Sale and Servicing Agreement.

     "Defaulted Receivables" means, with respect to each Trust, for any Distribution Date, all Receivables held by the Trust that were charged-off as uncollectible during the related Collection Period, other than any such Receivables that are subject to repurchase by the Seller or GMAC or purchase by the Servicer on such Distribution Date (unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller, GMAC or the Servicer, as the case may be, in which event Defaulted Receivables will include the principal amount of such otherwise excluded Receivables).

     "Definitive Term Notes" has the meaning set forth in "The Term Notes--Definitive Term Notes."

     "Depository" has the meaning set forth in "The Term Notes--General."

     "Designated Accounts" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

     "Disclosure Document" has the meaning set forth in "Prospectus Summary--The Term Notes."

     "Distribution Accounts" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

     "Distribution Date" means, with respect to each Trust, the fifteenth day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day, beginning on the Initial Distribution Date specified in the related Prospectus Supplement.

     "DPP" has the meaning set forth in "The Dealer Floor Plan Financing Business--Dealer Payment Terms."

     "DTC" means The Depository Trust Company, the initial Depository.

     "Early Amortization Event" has the meaning set forth in "The Transfer and Servicing Agreements Early Amortization Events."

     "Early Amortization Period" means, with respect to any Trust, the period commencing on the day on which an Early Amortization Event with respect to such Trust is deemed to have occurred, and ending on the first to occur of:

          (1) the payment in full of all outstanding Securities issued by such Trust,

          (2) the recommencement of the Revolving Period (if and to the extent described herein or in the related Prospectus Supplement); and

          (3) the Trust Termination Date.

     A Distribution Date is for an Early Amortization Period if the last day of the related Collection Period occurred during an Early Amortization Period.

     "Eligible Account" means, with respect to any Trust, an Account which, as of the date of determination thereof:

          (1) is in favor of an entity or person that is not subject to voluntary or involuntary liquidation, that is not classified in "programmed" or "no credit" status and in which General Motors or an affiliate does not have a more than 20% equity interest;

          (2) has been established by GMAC or General Motors;

          (3) is maintained and serviced by GMAC;

          (4) is not a Fleet Account; and

          (5) satisfies the other criteria, if any, set forth in the related Prospectus Supplement.

     "Eligible Deposit Account" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

     "Eligible Institution" has the meaning set forth in "the Transfer and Servicing Agreements--Bank Accounts."

     "Eligible Investments" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

     "Eligible Receivable" means, with respect to any date, a Receivable (except as otherwise provided in the related Prospectus Supplement):

          (1) which was originated by GMAC in the ordinary course of business or which was originated by General Motors in the ordinary course of business and acquired by GMAC;

          (2) which arose under an Account that was an Eligible Account (and not a Selected Account) at the time of the transfer of such Receivable from GMAC to the Seller;

          (3) which is payable in United States dollars;

          (4) to which GMAC had good and marketable title immediately prior to the transfer thereof by GMAC to the Seller and which has been the subject of a valid transfer and assignment from GMAC to the Seller of all of GMAC's right, title and interest therein and the related Vehicle Collateral Security (including any proceeds thereof);

          (5) which is advanced against a Vehicle;

          (6) which at the time of the transfer thereof by GMAC to the Seller is secured by a first priority perfected security interest in the Vehicle related thereto;

          (7) with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the Seller and to the Trust have been obtained and are in full force and effect;

          (8) which was created in compliance in all material respects with all requirements of law applicable thereto;

          (9) as to which, at all times following the transfer of such Receivable to the Trust, the Trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all liens (other than liens permitted pursuant to the related Trust Sale and Servicing Agreement);

          (10) which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein and the related Vehicle Collateral Security (including any proceeds thereof);

          (11) which is the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by the Insolvency Laws;

          (12) which, at the time of transfer thereof by GMAC to the Seller, is not subject to any valid right of rescission, setoff or any other defense (including defenses arising out of violations of usury laws) of the related Dealer;

          (13) as to which, at the time of the transfer thereof to the Trust, GMAC and the Seller have satisfied in all material respects all their respective obligations with respect to such Receivable required to be satisfied at such time;

          (14) as to which, at the time of the transfer thereof to the Trust, neither GMAC nor the Seller has taken or failed to take any action that would impair the rights of the Trust or the Securityholders therein;

          (15) which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC as in effect in the State of Michigan;

          (16) with respect to which the related Dealer has not postponed principal payment pursuant to DPP (or any similar arrangement) or any instalment payment program;

          (17) which does not constitute a Dealer Overconcentration Receivable; and

          (18) which does not constitute an Excess Available Receivable. Notwithstanding the foregoing, any other Receivable identified by GMAC as an Eligible Receivable will also be deemed an Eligible Receivable unless and until such Receivable is thereafter determined not to satisfy the eligibility criteria set forth above and is reassigned by the related Trust to GMAC or the Seller pursuant to the related Transfer and Servicing Agreements.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" has the meaning set forth in "The Term
Notes--Book-Entry Registration."

     "Euroclear Participants" has the meaning set forth in "The Term Notes--Book-Entry Registration."

     "Event of Default" has the meaning set forth in "The Term Notes--The Indenture--Events of Default; Rights upon Events of Default."

     "Excess Available Receivables" means, with respect to each Trust, for any date, Available Receivables to the extent, if any, of the excess of:

          (1) the aggregate principal balance of Available Receivables less the aggregate principal balance of Dealer Overconcentration Receivables over

          (2) the Maximum Pool Balance.

     If, on any date, there exist Excess Available Receivables, those Receivables constituting Excess Available Receivables shall be identified pursuant to the related Trust Sale and Servicing Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fleet Accounts" has the meaning set forth in "The Dealer Floor Plan Financing Business--General."

     "General Motors" means General Motors Corporation, a Delaware corporation.

     "GMAC" means General Motors Acceptance Corporation, a Delaware corporation, and a wholly-owned subsidiary of General Motors Corporation.

     "Indenture" means, with respect to each Trust, the Indenture dated as of the related Initial Closing Date between the Trust and the related Indenture Trustee, as amended and supplemented from time to time.

     "Indenture Trustee" means, with respect to each Trust, the Indenture Trustee specified in the related Prospectus Supplement.

     "Indirect Participants" has the meaning set forth in "The Term Notes--Book-Entry Registration."

     "Initial Closing Date" means, with respect to each Trust, the date specified as such in the Prospectus Supplement relating to the first series of Term Notes issued by such Trust.

     "Initial Cut-Off Date" means, with respect to each Trust, the date specified as such in the Prospectus Supplement relating to the first series of Term Notes issued by such Trust.

     "Insolvency Event" means, with respect to a specified entity:

          (1) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for such entity, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such entity's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days,

          (2) the consent by such entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such entity or of or relating to substantially all of such entity's property, or

          (3) such entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     "Insolvency Laws" means the Bankruptcy Code and similar applicable federal or state laws.

     "Interest Collections" means, with respect to any Trust, for any Collection Period, collections received during such Collection Period on the Receivables existing under the Accounts in the related Pool of Accounts that the Servicer attributes to interest pursuant to its servicing guidelines, including Administrative Purchase Payments and Warranty Payments in excess of the principal portion thereof.

     "Interest Rate" means for any Payment Date and for any series of Term Notes, the rate or rates of interest on such series of Term Notes as specified in the related Prospectus Supplement.

     "Investment Proceeds" means, with respect to any Trust, for any Distribution Date, investment earnings on funds deposited in Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, during the related Collection Period.

     "IRS" means the Internal Revenue Service.

     "Marine Accounts" means credit lines or accounts pursuant to which advances are made to finance new and used boats and related items.

     "Maximum Pool Balance" means, with respect to each Trust, the sum of

          (1) the Maximum Revolver Balance,

          (2) the aggregate outstanding principal balance of all Term Notes (after giving effect to any amounts on deposit in the Note Distribution Account for payments of principal) and

          (3) the aggregate outstanding Certificate Balance of all Certificates (after giving effect to any amounts on deposit in the Certificate Distribution Account for distributions with respect to Certificate Balance).

     "Maximum Revolver Balance" means, with respect to each Trust, at any time, the Specified Maximum Revolver Balance set forth in the related Prospectus Supplement, as such amount may be increased or decreased from time to time in accordance with the related Trust Sale and Servicing Agreement; provided that at any time that additional borrowings may not be made under the Revolving Notes (including, if applicable, during the Wind Down Period or an Early Amortization Period), Maximum Revolver Balance shall mean the Net Revolver Balance.

     "Monthly Payment Rate" means, for any Collection Period, the percentage obtained by dividing Principal Collections for such Collection Period by the average daily aggregate principal balance of all Receivables included in the Accounts in the Pool of Accounts during such Collection Period.

     "Monthly Servicing Fee" means, with respect to each Trust, unless otherwise provided in the related Prospectus Supplement, for any Distribution Date, the product of (1) the average daily balance of Daily Trust Invested Amount for the related Collection Period and (2) one-twelfth of the Servicing Fee Rate.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Receivables Rate" means, with respect to each Trust, unless otherwise provided in the related Prospectus Supplement, with respect to any Collection Period, a rate equal to the product of (1) the quotient obtained by dividing (a) 360 by (b) the actual number of days elapsed in such Collection Period and (2) the percentage equivalent of a fraction, the numerator of which is the amount of Trust Interest Collections for the immediately preceding Collection Period, after subtracting therefrom the Trust Defaulted Amount for the Distribution Date related to such immediately preceding Collection Period, and the denominator of which is the average Daily Trust Balance for such immediately preceding Collection Period.

     "Net Revolver Balance" means, with respect to each Trust, for any date, the aggregate outstanding principal balance under the Revolving Notes minus any amounts on deposit in the related Revolver Distribution Account on such date for the payment of principal.

     "New Vehicles" means, under GMAC's current practices and policies, vehicles of any model year that are not Auction Vehicles, that generally have been driven less than 200 miles and that are either (a) untitled or (b) titled solely for purposes of state laws requiring demonstration vehicles to be titled.

     "Note Distribution Account" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

     "Note Owners" has the meaning set forth in "The Term Notes--Book-Entry Registration."

     "Noteholders" means, unless the context otherwise requires, the holders of record of the Term Notes and Revolving Notes.

     "Notes" means the Term Notes and the Revolving Notes.

     "OID" has the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "OID Regulations" has the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "Owner Trustee" means, with respect to each Trust, the Owner Trustee specified in the related Prospectus Supplement.

     "Participants" has the meaning set forth in "The Term Notes--General."

     "Payment Date" means, with respect to a series of Notes, each date specified for payment of interest or principal on the Notes in the related Prospectus Supplement. With respect to a series of Notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

     "Payment Period" means, with respect to a series of Notes, the period, if any, described in the related Prospectus Supplement during which any amounts will be set aside and/or paid as principal on such Notes prior to the Wind Down Period or an Early Amortization Period.

     "Plan Assets Regulation" has the meaning set forth in "ERISA
Considerations."

     "Pool of Accounts" means, with respect to each Trust, at any time, all Accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the related Pooling and Servicing Agreement and Trust Sale and Servicing Agreement.

     "Pooling and Servicing Agreement" means, with respect to each Trust, the Pooling and Servicing Agreement dated as of the related Initial Closing Date between GMAC and the Seller, as amended and supplemented from time to time.

     "Prime Rate" means, on any date in a semi-monthly period:

          (1) when used to describe the interest rate borne by the Receivables, the interest rate designated by GMAC as the effective "prime rate" for such semi-monthly period, such description being based on the prime rate of selected financial institutions as of the day preceding such semi-monthly period; or

          (2) when used with reference to the Basis Swaps, the interest rate borne by the Receivables during the corresponding semi-monthly period in the preceding calendar month.

     "Principal Collections" means, with respect to any Trust, for any date or any period, collections received on such date or during such period, as applicable, on the Receivables existing under the Accounts in the related Pool of Accounts that the Servicer attributes to principal pursuant to its servicing guidelines, including the principal portion of Warranty Payments and Administrative Purchase Payments.

     "Prospectus Supplement" means a supplement to this Prospectus which describes one or more series of Term Notes.

     "PTCE" has the meaning set forth in "ERISA Considerations."

     "PTP" has the meaning set forth in "Certain Federal Income Tax Consequences--Tax Characterization of the Trust."

     "PTP Regulations" has the meaning set forth in "Certain Federal Income Tax Consequences--Tax Characterization of the Trust."

     "Rating Agencies" means, with respect to any Securities and the related Trust at any time, the nationally recognized statistical rating organizations that are requested by the Seller to rate such Securities and that are rating such Securities on such date.

     "Reassignment Amount" means, for any Distribution Date, after giving effect to any allocations, withdrawals and deposits otherwise to be made on such Distribution Date, the sum of the Daily Trust Invested Amount (which, for such purpose, will be calculated without reduction for the Cash Collateral Amount) and accrued but unpaid interest on all outstanding Securities to the extent not previously distributed to Securityholders.

     "Receivable" means, at any time, the right to receive payment on a loan made under an Account included in the Pool of Accounts.

     "Receivables Purchase Date" means, with respect to each Trust, unless otherwise provided in the related Prospectus Supplement, each Business Day during the related Revolving Period on which Eligible Receivables are created in any Account then included in the related Pool of Accounts, except as described under "The Transfer and Servicing Agreements--Insolvency Events."

     "Registration Statement" has the meaning set forth in "Available Information."

     "Related Documents" has the meaning set forth in "The Term Notes--The Indenture--Certain Covenants."

     "Reserve Fund" means, with respect to each Trust, an Eligible Deposit Account maintained for the benefit of the Trust and the Securityholders as described in "The Transfer and Servicing Agreements--Liquidity and Credit Support."

     "Reserve Fund Initial Deposit" means, with respect to each Trust, the amount, if any, specified in the related Prospectus Supplement.

     "Reserve Fund Required Amount" means, with respect to each Trust, the amount, if any, specified in the related Prospectus Supplement.

     "Retained Property" has the meaning set forth in "The Trusts--General; The Trust Estate."

     "Revolver Distribution Account" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

     "Revolver Interest Rate" means for any Distribution Date and for any series of Revolving Notes, the rate or rates of interest on such Revolving Notes.

     "Revolving Notes" means the Asset-Backed Revolving Notes issued by the Trust.

     "Revolving Period" means, with respect to each Trust, the period commencing on the Initial Cut-Off Date and continuing until the earlier of (1) the commencement of an Early Amortization Period and (2) the Scheduled Revolving Period Termination Date. The Revolving Period for a Trust may recommence in certain limited circumstances as described herein or in the related Prospectus Supplement.

     "Rules" has the meaning set forth in "The Term Notes--Book-Entry Registration."

     "Schedule of Accounts" means the list of the Accounts included in the Pool of Accounts, as such list may be amended and supplemented from time to time.

     "Scheduled Revolving Period Termination Date" means, with respect to each Trust, the date specified in the related Prospectus Supplement.

     "Scheduled Series Payment Period Commencement Date" means, with respect to any series of Term Notes with a Payment Period, the date specified as such in the related Prospectus Supplement.

     "Securities" means, with respect to each Trust, the Term Notes, the Revolving Notes and the Certificates issued or to be issued by such Trust.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securityholders" means the Noteholders and the Certificateholders.

     "Selected Accounts" has the meaning set forth in the "The Transfer and Servicing Agreements--Addition and Removal of Accounts."

     "Seller" means Wholesale Auto Receivables Corporation, a Delaware corporation.

     "Series Early Payment Event" means with respect to any series of Term Notes with a Payment Period, an event specified in the related Prospectus Supplement as commencing the related Payment Period.

     "Servicer" means initially GMAC, in its capacity as Servicer under the Transfer and Servicing Agreements, or any successor Servicer.

     "Servicer Advance" means, with respect to each Trust, for any Distribution Date, the amount, if any, advanced by the Servicer to cover interest shortfalls, all as more fully described in the related Prospectus Supplement.

     "Servicing Default" means any of the events described in "The Transfer and Servicing Agreements Servicing Default."

     "Servicing Fee Rate" means, with respect to each Trust, 1% unless otherwise set forth in any related Prospectus Supplement.

     "Short Term Note" has the meaning set forth in "Certain Federal Income Tax Consequences--Characterization and Treatment."

     "Standard & Poor's" means Standard & Poor's Ratings Services.

     "Stated Final Payment Date" means, with respect to any series of Notes or Certificates, the date set forth as such in the related Prospectus Supplement, on which date the final payment on such Notes or final distribution on such Certificates is due.

     "Strip Notes" has the meaning set forth in "The Term Notes--Principal and Interest on the Term Notes."

     "Targeted Final Payment Date" means, with respect to any series of Notes, the date, if any, specified in the related Prospectus Supplement on which all principal is scheduled to be paid as principal on such series of Notes, to the extent not previously paid.

     "Tax Counsel" has the meaning set forth in "Certain Federal Income Tax Consequences--Characterization and Treatment."

     "Term Noteholders" means the holders of record of the Term Notes.

     "Term Notes" means Asset-Backed Term Notes issued by the Trust.

     "Terms and Conditions" has the meaning set forth in "The Term Notes--Book-Entry Registration."

     "Transfer and Servicing Agreements" means, with respect to each Trust, the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement.

     "Trust" means the one or more trusts which issue the Securities.

     "Trust Agreement" means, with respect to each Trust, the Trust Agreement, dated as of the Initial Closing Date, between the Seller and the Owner Trustee, as amended and supplemented from time to time.

     "Trust Charge-Offs" means, with respect to each Trust, for any Distribution Date, the amount of the Trust Defaulted Amount for such Distribution Date that is not covered through the application of Trust Interest Collections and funds in the Reserve Fund or otherwise. As of any date, unreimbursed Trust Charge-Offs will equal the aggregate Trust Charge-Offs for all prior Distribution Dates unless and to the extent such Trust Charge-Offs have been covered or otherwise reduced as described in the related Prospectus Supplement.

     "Trust Defaulted Amount" means, with respect to each Trust, for any Distribution Date, an amount (not less than zero) equal to the principal amount of all Defaulted Receivables.

     "Trust Estate" has the meaning set forth in "The Trusts--General; The Trust Estate."

     "Trust Indenture Act" means, the Trust Indenture Act of 1939, as amended.

     "Trust Interest Collections" means, with respect to each Trust, Interest Collections for the related Collection Period attributable to the Receivables held by such Trust, as more fully described herein and in the related Prospectus Supplement.

     "Trust Principal Collections" means, with respect to each Trust, Principal Collections for the related Collection Period attributable to the Receivables held by such Trust, as more fully described herein and in the related Prospectus Supplement.

     "Trust Sale and Servicing Agreement" means, with respect to each Trust, the Trust Sale and Servicing Agreement, dated as of the related Initial Cut-Off Date, among the Servicer, the Seller and the Trust, as amended and supplemented from time to time.

     "Trust Termination Date" has the meaning set forth in "The Transfer and Servicing Agreements Termination."

     "U.S. Portfolio" has the meaning set forth in "The Dealer Floor Plan Financing Business--General."

     "UCC" means the Uniform Commercial Code as in effect in Delaware, Michigan or New York, and as may be amended from time to time.

     "Underwriting Agreement" has the meaning set forth in "Plan of Distribution."

     "Used Vehicles" means, under GMAC's current practices and policies, Auction Vehicles and vehicles which have been previously titled; provided, however, that vehicles that are titled solely for purposes of state laws requiring demonstration vehicles to be titled will not be considered Used Vehicles.

     "Vehicle Collateral Security" means, with respect to an Account and the Receivables arising under such Account, the security interest in the Vehicles of the related Dealer granted to secure the obligations of such Dealer in connection therewith and any proceeds therefrom.

     "Vehicles" means automobiles and light trucks.

     "Voting Interests" means, as of any date, the aggregate outstanding Certificate Balance of all Certificates; provided, however, that if GMAC and its affiliates own less than 100% of the Certificates, Certificates owned by GMAC, the Trust or any affiliate of GMAC or the Trust (other than the Seller) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not GMAC or the Trust or any affiliate of GMAC or the Trust (other than the Seller).

     "Warranty Payment" has the meaning set forth in "The Transfer and Servicing Agreements--Representations and Warranties."

     "Warranty Receivable" has the meaning set forth in "The Transfer and Servicing Agreements--Representations and Warranties."

     "Wind Down Period" means, with respect to each Trust, the period commencing on the day immediately after the Scheduled Revolving Period Termination Date and continuing until the earlier of (1) the commencement of an Early Amortization Period and (2) the date on which all of the related Securities have been paid in full. The first Distribution Date for a Wind Down Period will be the Distribution Date following the first Collection Period included in such Wind Down Period.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the Term Notes, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee.........    $1,112,000
Fees and expenses of Trustee Printing Registration
  Statement, Prospectus and other documents Accountants'
  fees......................................................     1,360,000
Rating Agencies' fees.......................................     2,000,000
Miscellaneous expenses......................................     1,028,000
                                                                ----------
  Total.....................................................    $5,500,000
                                                                ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Wholesale Auto Receivables Corporation is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Wholesale Auto Receivables Corporation's Certificate of Incorporation provides, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by Delaware General Corporation Law.

     Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, the direct parent of the Registrant. Under Section 145, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

          (a) The Certificate of Incorporation, as amended, of General Motors Acceptance Corporation provides that no director shall be personally liable to General Motors Acceptance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to General Motors Acceptance Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (b) Under Article VI of its By-Laws, General Motors Acceptance Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation, or is or was serving at the request of General Motors Acceptance Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors Acceptance Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors Acceptance Corporation. General Motors Acceptance Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay full amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors Acceptance Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of General Motors Acceptance Corporation or otherwise. The obligation, if any, of General Motors Acceptance Corporation to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, join venture, trust, organization or other enterprise.

     As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

     Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, General Motors Corporation, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

       **1.1    Form of Underwriting Agreement for the Term Notes
       **4.1    Form of Indenture between the Trust and the Indenture
                Trustee
        *5.1    Opinion of Kirkland & Ellis with respect to legality
        *8.1    Opinion of Kirkland & Ellis with respect to legality
       *23.1    Consent of Kirkland & Ellis (included as part of Exhibit
                5.1)
       *25.1    Statement of Eligibility of the Trustee
      **99.1    Form of Pooling and Servicing Agreement between General
                Motors Acceptance Corporation and the Seller
      **99.2    Form of Trust Sale and Servicing Agreement among the Trust, the Seller and the Servicer
      **99.3    Form of Trust Agreement between the Seller and the Owner
                Trustee
      **99.4    Form of Administration Agreement among the Servicer, the
                Owner Trustee and the Indenture Trustee
      **99.5    Form of Custodian Agreement between the Seller and the
                Custodian
        99.6    Form of Prospectus Supplement
      **99.7    Certificate of Incorporation of the Seller
      **99.8    By-laws of the Seller

-------------------------
 * To be filed by amendment.

** Previously filed under registration no. 33-50323

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) For the purpose of determining any liability under the Securities Act of 1993, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 2nd day of June, 1999.

                                          WHOLESALE AUTO RECEIVABLES CORPORATION

                                                  /s/ WILLIAM F. MUIR

                                          --------------------------------------
                                            (William F. Muir, Chairman of the
                                                          Board)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 2, 1999 by the following persons in the capacities indicated.

                   SIGNATURE                                         TITLE
                   ---------                                         -----

              /s/ WILLIAM F. MUIR                   Chairman of the Board and Director
------------------------------------------------    (Principal Executive Officer)
               (William F. Muir)

              /s/ JOHN D. FINNEGAN                  President and Director (Principal
------------------------------------------------    Operating Officer)
               (John D. Finnegan)

                /s/ PAUL D. BULL                    Vice President and Director
------------------------------------------------
                 (Paul D. Bull)

               /s/ JOHN E. GIBSON                   Vice President and Director
------------------------------------------------
                (John E. Gibson)

              /s/ DAVID C. WALKER                   Vice President and Director
------------------------------------------------
               (David C. Walker)

          /s/ JEROME B. VAN ORMAN JR.               Vice President and Director
------------------------------------------------
           (Jerome B. Van Orman Jr.)

              /s/ DAVID J. BROPHY                   Director
------------------------------------------------
               (David J. Brophy)

             /s/ ROBERT D. KEMP JR.                 Director
------------------------------------------------
              (Robert D. Kemp Jr.)

              /s/ GERALD E. GROSS                   Comptroller
------------------------------------------------    (Principal Accounting Officer)
               (Gerald E. Gross)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 **1.1     Form of Underwriting Agreement for the Term Notes
 **4.1     Form of Indenture between the Trust and the Indenture
           Trustee
  *5.1     Opinion of Kirkland & Ellis with respect to legality
  *8.1     Opinion of Kirkland & Ellis with respect to legality
 *23.1     Consent of Kirkland & Ellis (included as part of Exhibit
           5.1)
 *25.1     Statement of Eligibility of the Trustee
**99.1     Form of Pooling and Servicing Agreement between General
           Motors Acceptance Corporation and the Seller
**99.2     Form of Trust Sale and Servicing Agreement among the Trust, the Seller and the Servicer
**99.3     Form of Trust Agreement between the Seller and the Owner
           Trustee
**99.4     Form of Administration Agreement among the Servicer, the
           Owner Trustee and the Indenture Trustee
**99.5     Form of Custodian Agreement between the Seller and the
           Custodian
  99.6     Form of Prospectus Supplement
**99.7     Certificate of Incorporation of the Seller
**99.8     By-laws of the Seller

-------------------------
 * To be filed by amendment.

** Previously filed under registration no. 33-50323